                                    Exhibit
                                       B

                                                                  CONFORMED COPY



                  INVESTMENT AND STRATEGIC ALLIANCE AGREEMENT

                                    BETWEEN

                            20TH CENTURY INDUSTRIES

                                      AND

                       AMERICAN INTERNATIONAL GROUP, INC.


                          DATED AS OF OCTOBER 17, 1994

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                               SALE AND PURCHASE
               OF SERIES A PREFERRED SHARES AND SERIES A WARRANTS

Section 1.1  Sale and Purchase...............................................  2
Section 1.2  The Closing.....................................................  2

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1  Representations and Warranties of the Company...................  3
(a)  Corporate Organization and Qualification................................  3
(b)  Authorized Capital......................................................  4
(c)  Series A Preferred Shares and Warrants..................................  5
(d)  Corporate Authority.....................................................  5
(e)  Insurance, Licenses, Permits and Filings................................  5
(f)  Non-Insurance Licenses and Permits......................................  6
(g)  Company Reports; Financial Statements; Statutory Statements.............  7
(h)  Consents; No Violations.................................................  9
(i)  Insurance Contracts and Rates........................................... 10
(j)  Reinsurance............................................................. 10
(k)  Loss Reserves; Solvency................................................. 11
(l)  Title to Properties..................................................... 11
(m)  Intangible Property and Computer Software............................... 12
(n)  Absence of Undisclosed Liabilities...................................... 12
(o)  Absence of Certain Changes.............................................. 12
(p)  Litigation and Liabilities; Compliance with Laws........................ 13
(q)  Environmental Matters................................................... 13
(r)  Employee Benefits....................................................... 14
(s)  Taxes................................................................... 17
(t)  Insurance............................................................... 17
(u)  Financial Advisors and Brokers.......................................... 18
(v)  No Material Misstatement................................................ 18
(w)  Labor Matters........................................................... 18
(x)  Contracts............................................................... 18
(y)  Investment Company...................................................... 19
(z)  Exemption from Registration, Restrictions on Offer and Sale of Same or Similar Securities......................................... 19

                                                                            Page
                                                                            ----

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

Section 3.1  Representations and Warranties of the Investor.................. 19
(a)  Corporate Organization and Qualification................................ 19
(b)  Corporate Authority..................................................... 20
(c)  Consents; No Violations................................................. 20
(d)  Funds................................................................... 21
(e)  Investment.............................................................. 21
(f)  Actions and Proceedings................................................. 21

                                   ARTICLE IV

                      PROCEEDS; ADVERSE QUAKE CONTRIBUTION

Section 4.1  Use of Proceeds................................................. 21
Section 4.2  Excess Loss Amount.............................................. 22
Section 4.3  Investor Contribution and Additional Shares; Adjustment to
               Series A Warrants Exercise Price.............................. 22

                                   ARTICLE V

                         STRATEGIC ALLIANCE AGREEMENTS

Section 5.1  Quota Share Agreement........................................... 23
Section 5.2  Joint Venture Agreement......................................... 23

                                   ARTICLE VI

                      STANDSTILL AND TRANSFER RESTRICTIONS

Section 6.1  Standstill Agreement............................................ 24
Section 6.2  Transfers; Registration Rights.................................. 27

                                  ARTICLE VII

                                INDEMNIFICATION

Section 7.1  Indemnification................................................. 28

                                                                            Page
                                                                            ----

                                  ARTICLE VIII

                                   COVENANTS

Section 8.1  Interim Operations of the Company and Conduct of Business....... 29
Section 8.2  Acquisition Proposals........................................... 31
Section 8.3  Company Stockholder Action...................................... 32
Section 8.4  Filings; Other Action........................................... 34
Section 8.5  Notification of Certain Matters................................. 35
Section 8.6  Publicity....................................................... 36
Section 8.7  Access.......................................................... 36
Section 8.8  Reservation of Shares........................................... 36
Section 8.9  Satisfactory Financing Plan..................................... 37
Section 8.10 Issuance of Additional Shares of Capital Stock.................. 37

                                   ARTICLE IX

                 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

Section 9.1  Conditions to the Obligations of the Investor................... 38
(a)  Accuracy of Representations and Warranties.............................. 38
(b)  Performance............................................................. 38
(c)  Absence of Order........................................................ 38
(d)  No Legal Action......................................................... 38
(e)  Stockholders' Approval.................................................. 38
(f)  Department Approval..................................................... 39
(g)  HSR Act................................................................. 39
(h)  Lenders' Consent........................................................ 39
(i)  Compliance Certificate.................................................. 39
(j)  Other Required Consents................................................. 39
(k)  Effectiveness of Consents............................................... 40
(l)  Opinion of Counsel...................................................... 40
(m)  Material Change in the Law.............................................. 40
(n)  Auditor Letter.......................................................... 40
(o)  Opinion of Actuary...................................................... 40
(p)  Other Certificates...................................................... 41
(q)  No Material Adverse Effect.............................................. 41
(r)  Company Stock Ownership................................................. 41

                                                                            Page
                                                                            ----

                                   ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

Section 10.1  Conditions to the Obligations of
                the Company.................................................. 41
(a)  Accuracy of Representations and
       Warranties............................................................ 41
(b)  Performance............................................................. 41
(c)  Absence of Order........................................................ 42
(d)  No Legal Action......................................................... 42
(e)  Stockholders' Approval.................................................. 42
(f)  Department Approval..................................................... 42
(g)  HSR Act................................................................. 42
(h)  Lenders' Consent........................................................ 42
(i)  Other Required Consents................................................. 42
(j)  Effectiveness of Consents............................................... 43
(k)  Opinion of Counsel...................................................... 43
(l)  Compliance Certificate.................................................. 43

                                   ARTICLE XI

                                 MISCELLANEOUS

Section 11.1  Termination.................................................... 43
(a)  Termination Period...................................................... 43
(b)  Effect of Termination................................................... 44
Section 11.2  Successors and Assigns; No Third
                Party Beneficiaries.......................................... 45
Section 11.3  Survival of Representations and
                Warranties................................................... 45
Section 11.4  Entire Agreement............................................... 45
Section 11.5  Modification or Amendment...................................... 46
Section 11.6  Waiver......................................................... 46
Section 11.7  Governing Law.................................................. 46
Section 11.8  Consent to Jurisdiction; Service of
                Process; Waiver of Jury Trial................................ 46
Section 11.9  Severability................................................... 46
Section 11.10 Specific Performance........................................... 47
Section 11.11 Captions....................................................... 47
Section 11.12 Counterparts................................................... 47
Section 11.13 Notices........................................................ 47

                                  EXHIBIT LIST

Exhibit A             Form of Certificate of Determination for Series A Convertible Preferred
                        Stock
Exhibit B             Form of Series A Warrant
Exhibit C             Form of Quota Share Agreement
Exhibit D             Form of Registration Rights Agreement
Exhibit E             Form of Voting Agreement
Exhibit F             Form of Term Sheet for Charter Amendment Relating to Transfer
                        Restrictions, etc.
Exhibit 9.1(1)(i)     Form of Company General Counsel Opinion
Exhibit 9.1(1)(ii)    Form of Company Special Counsel Opinion
Exhibit 10.1(k)(i)    Form of Investor General Counsel Opinion
Exhibit 10.1(k)(ii)   Form of Investor Special Counsel Opinion

                             INDEX OF DEFINED TERMS

                                                                                        Page
                                                                                        ----
Acquisition Proposal..................................................................   31
Acquisition Transaction...............................................................   31
Agreement.............................................................................    1
Annual Statements.....................................................................    8
Articles of Incorporation.............................................................    4
Balance Sheet.........................................................................   12
Charter Amendment.....................................................................    4
Closing...............................................................................    3
Closing Date..........................................................................    3
Code..................................................................................   15
Common Stock..........................................................................    1
Company...............................................................................    1
Company Advisor.......................................................................   18
Company Group.........................................................................   29
Company Reports.......................................................................    7
Company Stockholders' Meeting.........................................................   33
Compensation and Benefit Plans........................................................    9
Contracts.............................................................................    9
Credit Agreement......................................................................   30
Department............................................................................    6
Employees.............................................................................   14
Encumbrances..........................................................................    2
Environmental Laws....................................................................   14
ERISA.................................................................................   15
ERISA Affiliate.......................................................................   15
ERISA Affiliate Plan..................................................................   15
Excess Loss Amount....................................................................   22
Exchange Act..........................................................................   33
GAAP..................................................................................    8
Governmental Entity...................................................................    9
Group.................................................................................   24

                                                                            Page
                                                                            ----

Hazardous Substance.......................................................... 14
HSR Act...................................................................... 34
Insolvency Event............................................................. 25
Insolvency Statute........................................................... 26
Insurance Licenses...........................................................  6
Investor.....................................................................  1
Investor Contribution........................................................ 22
Investor Group............................................................... 28
Insurance Subsidiary.........................................................  5
Letter of Intent.............................................................  1
Losses....................................................................... 28
Master JV Agreement.......................................................... 23
Material Adverse Effect......................................................  4
Non-Insurance Licenses.......................................................  6
Northridge Earthquake........................................................ 12
Order........................................................................ 38
PBGC......................................................................... 15
Pension Plan................................................................. 15
Plans........................................................................ 14
Preferred Stock..............................................................  4
Properties................................................................... 11
Proposals.................................................................... 33
Proxy Statement.............................................................. 33
Quota Share Agreements....................................................... 23
Recent 10-Qs.................................................................  7
Recent Quarterly Statements..................................................  8
Registration Rights Agreement................................................ 28
Remaining Proceeds........................................................... 21
Representatives.............................................................. 36
Restricted Securities........................................................ 27
Rollback Judgment............................................................ 12
SAP..........................................................................  8

                                                                            Page
                                                                            ----

SEC........................................................................... 7
Securities Act................................................................ 3
Series A Certificate of Determination........................................  1
Series A Preferred Shares....................................................  1
Series A Warrants............................................................  1
SERP......................................................................... 16
Stock Option Agreement.......................................................  1
Subsequent Reports...........................................................  7
Subsidiaries.................................................................  3
Warrant Certificate..........................................................  1

                  INVESTMENT AND STRATEGIC ALLIANCE AGREEMENT

     INVESTMENT AND STRATEGIC ALLIANCE AGREEMENT (this "Agreement") made and entered into this 17th day of October, 1994, by and between 20th Century Industries, a corporation organized and existing under the laws of the State of California (the "Company"), and American International Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Investor").

                                    RECITALS

     WHEREAS, the Company and the Investor have signed a letter of intent dated as of September 26, 1994 (the "Letter of Intent") with respect to certain transactions to be entered into by the Company and the Investor, including the purchase by the Investor of certain securities of the Company pursuant to this Agreement;

     WHEREAS, in order to induce Investor to enter into this Agreement and the other transactions contemplated by the Letter of Intent, the Company and the Investor have signed a Stock Option Agreement dated as of September 26, 1994 (the "Stock Option Agreement") providing for the issuance by the Company to the Investor of an option to purchase, under certain circumstances, up to 15% of the outstanding shares of Common Stock, without par value (the "Common Stock"), of the Company;

     WHEREAS, the Company and the Investor have each determined to enter into this Agreement pursuant to which the Investor has agreed to acquire, and the Company has agreed to issue and sell, (a) 200,000 shares of Series A Convertible Preferred Stock, stated value $1,000 per share, having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Determination (the "Series A Certificate of Determination") attached hereto as Exhibit A (the "Series A Preferred Shares"), and (b) 16,000,000 Series A Warrants, each exercisable for one share of Common Stock, subject to adjustment, having the terms set forth in the Warrant Certificate (the "Warrant Certificate") attached hereto as Exhibit B (the "Series A Warrants"), of the Company;

     WHEREAS, the Company and the Investor are both, directly or indirectly, engaged in the business of selling insurance and have determined that it is in their mutual best interests to enter into a joint venture agreement, a quota share reinsurance agreement, and other mutually beneficial arrangements;

     WHEREAS, concurrently herewith certain stockholders of the Company are entering into a voting agreement in the form attached as Exhibit E hereto, dated as of the date hereof, with the Investor, pursuant to which such stockholders are irrevocably agreeing to vote in favor of the transactions contemplated by this Agreement and not to support as stockholders any transaction that would give the Investor a right not to close the purchase of the Series A Preferred Shares and Series A Warrants; and

     WHEREAS, as the Company is currently under severe financial distress, the Company and the Investor have mutually agreed to proceed to consummate the transactions contemplated hereby as soon as practicable, subject to the Company's and the Investor's respective rights specified herein to not consummate this Agreement and the transactions contemplated hereby regardless of the effect that nonconsummation would have on the financial condition of the Company;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              SALE AND PURCHASE OF
                SERIES A PREFERRED SHARES AND SERIES A WARRANTS

     Section 1.1 Sale and Purchase. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2 hereof) the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 200,000 Series A Preferred Shares, free and clear of all liens, charges, encumbrances, security interests, equities, options, restrictions (including restrictions on voting rights or rights of disposition), claims or third party rights of any nature (collectively, "Encumbrances"), at a purchase price of $1,000 per share and 16,000,000 Series A Warrants, free and clear of all Encumbrances, at a purchase price of $1.00 per warrant, for an aggregate purchase price of $216,000,000.

     Section 1.2 The Closing. The closing of the sale and purchase of the Series A Preferred Shares and the

Series A Warrants under this Agreement (the "Closing") shall take place at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 on the fifth business day (the "Closing Date") following satisfaction or, if permissible, waiver, of the conditions set forth in Articles IX and X, or such other date, time and place as may be agreed by the parties. At the Closing, the Company will deliver to the Investor certificates for the number of Series A Preferred Shares and Series A Warrants being purchased against payment to the Company of the purchase price therefor, by wire transfer in immediately available funds to an account designated by the Company not less than two business days in advance of the Closing, together with the other documents, certificates and opinions to be delivered pursuant to Article IX of this Agreement. The Series A Preferred Shares and Series A Warrants shall be acquired by, and the certificates for the Series A Preferred Shares and Series A Warrants so to be delivered shall be registered in the name of, the Investor or one or more direct or indirect wholly-owned subsidiaries of the Investor designated by the Investor and in the proportions designated by the Investor at least two business days prior to the Closing Date. Such certificates shall bear a legend to the effect that: the securities represented by the certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), or under the blue sky or securities laws of any state; neither the securities represented by the certificates nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of registration under the Securities Act and under the securities or blue sky laws of any applicable state, or exemptions therefrom; and any such sale or disposition must be made in compliance with applicable provisions of this Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

     (a) Corporate Organization and Qualification. Each of the Company and its subsidiaries, all of which are listed on Schedule 2.1(A) hereto (collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of California and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, would not have a material adverse effect on the financial condition, regulatory condition, capital, properties, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole, in each case considered on either a SAP (as defined in subsection
(g)(iii) of this Section 2.1 below) or GAAP (as defined in subsection (g)(ii) of this Section 2.1 below) basis (a "Material Adverse Effect"). Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. The Company has provided to the Investor a complete and correct copy of the Company's Articles of Incorporation (the "Articles of Incorporation") and By-Laws, each as amended to date. The Company's Articles of Incorporation and By-Laws so delivered are in full force and effect.

     (b) Authorized Capital. After giving effect to the proposed amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock from 80,000,000 to 110,000,000 shares (as so amended and as amended as provided in Section 8.3 hereof, the "Charter Amendment"), the authorized capital stock of the Company will at the Closing consist of 110,000,000 shares of Common Stock of which 51,472,471 are issued and outstanding as of the date hereof, and 500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than 7,720,871 shares of Common Stock reserved for issuance pursuant to the Stock Option Agreement, the Company has no shares of Common Stock or Preferred Stock reserved for issuance, except for shares of Preferred Stock subject to issuance pursuant to this Agreement, shares of Common Stock subject to issuance upon conversion of the Series A Preferred Shares and exercise of the Series A Warrants and 508,097 shares of Common Stock subject to issuance under existing option plans and employee benefit plans as set forth on Schedule 2.1(B)(i). Each of the outstanding shares of capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule 2.1(B)(ii) hereto, owned, either directly or indirectly, by the Company, free and clear of all Encumbrances. Except to the extent set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding, no preemptive rights and no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other equity securities of the Company or any of the Subsidiaries.

     (c) Series A Preferred Shares and Warrants. The Series A Preferred Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be convertible into Common Stock in accordance with the terms, and have the other rights, preferences, privileges and restrictions, set forth in the Series A Certificate of Determination attached hereto as Exhibit A. The issuance of the Series A Preferred Shares is not subject to any preemptive rights or rights of first refusal created by the Company. The Series A Warrants, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued and enforceable according to the terms set forth in the Warrant Certificate attached hereto as Exhibit B. The Common Stock issuable directly or indirectly upon conversion of the Series A Preferred Shares and exercise of the Series A Warrants has been duly and validly reserved for issuance and is not subject to any preemptive rights or rights of first refusal created by the Company, and upon conversion of the Series A Preferred Shares and exercise of the Series A Warrants in accordance with the Series A Certificate of Determination and the Warrant Certificate, respectively, will be duly authorized, validly issued, fully paid and nonassessable.

     (d) Corporate Authority. Subject only to the approval of the Company's stockholders of the Proposals (as defined in Section 8.3), the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and for it to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder and under the Series A Certificate of Determination and Warrant Certificate. This Agreement has been approved by the unanimous vote of the Company's Board of Directors present and, subject only to the approval of the Proposals by the Company's stockholders, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (e) Insurance, Licenses, Permits and Filings. Each Subsidiary which engages in an insurance business (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in California and is duly licensed or authorized as an insurer or reinsurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business, or is subject to no liability or disability that would have a Material Adverse Effect by reason of the failure to be so licensed or authorized in any such jurisdiction. Since December 31, 1990, the Company has made all required filings under applicable insurance holding company statutes. Each of the Company and its Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from the California Department of Insurance (the "Department") and any other applicable insurance regulatory authorities ("Insurance Licenses") to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect, except such Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate do not have a Material Adverse Effect. Schedule 2.1(E) hereto lists each order and written understanding or agreement of or with the Department currently in effect and applicable to the Company or any of its Insurance Subsidiaries. None of the Company or any of its Subsidiaries has received any notification (which notification has not been withdrawn or otherwise resolved prior to the date of this Agreement) from the Department or any other insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by any of the Company or any of its Subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its Subsidiaries would in fact be required either to obtain any such additional Insurance License, or cease or otherwise limit writing certain business and (y) obtaining such Insurance License or the limiting of such business would have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of any other jurisdictions which are applicable to such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder or in any such case is subject to no Material Adverse Effect by reason of the failure to so comply or file.

     (f) Non-Insurance Licenses and Permits. The Company and its Subsidiaries have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from appropriate governmental agencies and bodies other than insurance regulatory authorities ("Non-Insurance Licenses") as are necessary to own, lease or operate their properties and to conduct their businesses as currently conducted and all such Non-Insurance Licenses are valid and in full force and effect except such Non-Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate do not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under such Non-Insurance Licenses, with such exceptions as individually or in the aggregate do not have a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Non-Insurance Licenses.

     (g) Company Reports; Financial Statements; Statutory Statements.

          (i) The Company has delivered to the Investor (x) each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1993 and prior to the date hereof, (y) the Company's Annual Report on Form 10-K for the years ended December 31, 1991, 1992 and 1993, and (z) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1994 (the "Recent 10-Qs"), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates and based on information available at such respective dates, the Company Reports did not, and any registration statement, report, proxy statement or information statement filed by the Company with the SEC prior to the Closing Date ("Subsequent Reports") will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (ii) Each of the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the Company Reports or any Subsequent Reports fairly presents, or will fairly present, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of its date and based on information available at such date, and each of the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including any related notes and schedules) included in or incorporated by reference into the Company Reports or any Subsequent Reports fairly presents, or will fairly present, as the case may be, the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments normal in amount and effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. Other than the Company Reports, as of the date hereof the Company has not filed or in its reasonable opinion been required to file any other reports or statements with the SEC since December 31, 1993.

          (iii) On or prior to the date hereof, the Company and its Insurance Subsidiaries have delivered to the Investor, true, complete and correct copies of all Annual Statements filed by them with the Department for the years ended December 31, 1993, 1992 and 1991, together with all exhibits and schedules thereto (the "Annual Statements"). The Company and its Insurance Subsidiaries have furnished to the Investor true, complete and correct copies of all Quarterly Statements filed by them with the Department for the quarters ended March 30, 1994 and June 30, 1994, together with all exhibits and schedules thereto (the "Recent Quarterly Statements"). The Company and its Insurance Subsidiaries have furnished to the Investor true, complete and correct copies of all examination reports of the Department relating to the Company or either Insurance Subsidiary and formal written responses thereto of the Company and its Insurance Subsidiaries. The Annual Statements and the Recent Quarterly Statements have been prepared in accordance with statutory accounting principles and practices prescribed or permitted by the Department with respect to property and casualty companies domiciled in California ("SAP") throughout the periods involved and in accordance with the books and records of the Company and its Insurance Subsidiaries, respectively. Each of the statutory financial statements contained in the Annual Statements and the Recent Quarterly Statements fairly and accurately presents and each of the financial statements contained in any statements filed by the Company or the Insurance Subsidiaries with the Department prior to the Closing Date will fairly and accurately present, as the case may be, in all material respects, the assets, liabilities and capital and surplus, of the Company and its Insurance Subsidiaries, as the case may be, as of the dates thereof and based on information available as of the dates thereof in accordance with SAP, subject, in the case of the Recent Quarterly Statements and any subsequent Quarterly Statements, to normal year-end adjustments and any other adjustments described therein.

     (h) Consents; No Violations.

         (i) Other than the filing of the Series A Certificate of Determination and the Charter Amendment, the filings referred to in Article VIII and any filings with any taxing authorities, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority (including, but not limited to, any applicable insurance regulatory authority), court, agency, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Company hereunder.

        (ii) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Company hereunder will not, constitute or result in (1) a breach or violation of, or a default under, the Articles of Incorporation, as amended by the Charter Amendment, or By-Laws of the Company or the comparable governing instruments of any of its Subsidiaries, (2) except as listed on Schedule 2.1(H) hereto, a breach or violation of, a default under or an event triggering any payment or other material obligation pursuant to, any of the Company's or the Subsidiaries' existing bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, and all similar arrangements of the Company and its Subsidiaries (the "Compensation and Benefit Plans") or any grant or award made under any of the foregoing, (3) except as listed on Schedule 2.1(H) hereto, a breach, violation or event triggering a right of termination of, or a default under, or the acceleration of or the creation of an Encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any agreement, lease of real or personal property, insurance or reinsurance policy or agreement, contract, note, mortgage, indenture, arrangement or other commitment or obligation, whether written or oral ("Contracts") of the Company or any of its Subsidiaries or any law, rule, ordinance or regulation, agreement, instrument or judgment, decree, order or award to which the Company or any of its Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which the Company or any of its Subsidiaries conducts any of its business, or (4) any other change in the rights or obligations of any party under any of the Company's Contracts, except, in the case of clauses (2), (3) or (4), for such breaches, violations, defaults, events, accelerations or changes that, alone or in the aggregate, would not have a Material Adverse Effect or prevent, materially delay or materially burden the transactions and acts contemplated by this Agreement.

     (i) Insurance Contracts and Rates. All insurance Contracts written or issued by the Company or any of its Insurance Subsidiaries as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to Investor and there are no other forms of insurance Contracts used in connection with the Company's and its Insurance Subsidiaries' business. Premium rates established by the Company or its Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

     (j) Reinsurance. Schedule 2.1(J) contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Insurance Subsidiary is a party or under which the Company or any Insurance Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Insurance Subsidiary is a party or under which the Company or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither the Company nor any Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

     (k) Loss Reserves: Solvency. Except as set forth in Schedule 2.1(K), the reserves for loss and loss adjustment expense liabilities set forth in any 1993 Annual Statement, in any Recent Quarterly Statement and in any subsequent Quarterly Statement provided to Investor after the date hereof was or will be determined in accordance with generally accepted actuarial standards and principles consistently applied, is fairly stated in accordance with sound actuarial principles and statutory accounting principles and meets the requirements of the insurance statutes, laws and regulations of the State of California. Except as disclosed in Schedule 2.1(K), the reserves for loss and loss adjustment expense liabilities reflected in any 1993 Annual Statement, in any Recent Quarterly Statements and in any subsequent Quarterly Statement provided to Investor after the date hereof and established on the books of the Company for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company and its Insurance Subsidiaries under the terms of its policies and agreements. The Company and each of its Insurance Subsidiaries owns assets which qualify as admitted assets under California state insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by Sections 700.01 through 700.05 of the California Insurance Code. The value of the assets of the Company and its Subsidiaries at their present fair saleable value is greater than their total liabilities, including contingent liabilities, and the Company and its Subsidiaries have assets and capital sufficient to pay their liabilities, including contingent liabilities, as they become due.

     (l) Title to Properties. The Company and its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and its Subsidiaries which are necessary for the conduct of the business of the Company and its Subsidiaries (the "Properties") as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, and to the best of the Company's knowledge, after due inquiry, all material properties held under lease by the Company or its Subsidiaries are held under valid, subsisting and enforceable leases.

     (m) Intangible Property and Computer Software. The Company and its Subsidiaries own or have valid rights to use such trademarks, trade names, copyrights and computer software as are necessary for the conduct of the business of the Company and its Subsidiaries as now being conducted, which, if not owned or possessed would, individually or in the aggregate, have a Material Adverse Effect. The Company has not received written notice (which notice has not been withdrawn or otherwise resolved prior to the date of this Agreement) that the Company or any of its Subsidiaries is infringing any trademark, trade name registration, copyright or any application pending therefor.

     (n) Absence of Undisclosed Liabilities. Except as disclosed on Schedule 2.1(N), the Company (x) had at June 30, 1994 no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated or unliquidated or otherwise and whether due or to become due, and whether or not required by GAAP to be set forth on the Balance Sheet, but excluding the reserves referred to in Section 2.1(k) which are the subject of such section), except as and to the extent of the amounts specifically reflected or reserved against on the balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (the "Balance Sheet") or in the notes thereto (which reserves (other than the reserves referred to in Section 2.1(K), which are the subject of such section) are, in accordance with GAAP, adequate, appropriate and reasonable) and (y) has not incurred since the date of the Balance Sheet any liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated or unliquidated or otherwise and whether due or to become due, and whether or not required by GAAP to be set forth on a balance sheet, but excluding the reserves referred to in Section 2.1(k) which are the subject of such section) except for current liabilities not in excess of current liabilities on the Balance Sheet which were incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice; provided, however, this representation and warranty shall not extend to any individual liability or obligation of an amount less than $2 million provided that the aggregate of such liabilities and obligations does not exceed $10 million.

     (o) Absence of Certain Changes. Except with respect to incurred loss and loss adjustment expense liabilities arising out of the earthquake centered in Northridge, California, on January 17, 1994 (the "Northridge Earthquake") and the judgment of the Supreme Court of California of August 18, 1994 with respect to the Company's rollback liability (the "Rollback Judgment"), neither the

Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements provided to the Investor any loss or interference with, or other change with respect to, its business that has had or is reasonably likely to have a Material Adverse Effect. Except with respect to incurred loss and loss adjustment expenses arising out of the Northridge Earthquake, since the date of the latest financial statements prior to the date hereof, there has not been (w) any catastrophe or any impending catastrophe which, in the Company's judgment, may result in gross underwriting losses in excess of $25 million pursuant to insurance coverage written by the Company's Subsidiaries, (x) any material addition, or any development involving a prospective material addition, to the Company's consolidated liabilities for unpaid losses and loss adjustment expenses or (y) any change in the authorized capital stock of the Company or any of its Subsidiaries or any increase in the consolidated long-term debt of the Company.

     (p) Litigation and Liabilities; Compliance with Laws.

          (i) Except to the extent disclosed in Company Reports or set forth in
Schedule 2.1(P), there are no civil, criminal, administrative, arbitral or other regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (ii) Except with respect to the Rollback Judgement and the correspondence of the Department dated June 9, 1994, the Company and its Subsidiaries are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Entity having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply, alone or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a notice (which notice has not been withdrawn or otherwise resolved prior to the date of this Agreement) to the effect that its operations are not in compliance with any such statutes, rules, regulations, orders or restrictions, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect.

     (q) Environmental Matters. Except as set forth in the Company Reports, (A) none of the Company or any of the Subsidiaries have received any communication that alleges that the Company or any Subsidiary is not in compliance, or faces liability or costs pursuant to, any Environmental Laws (as defined below) including the rules and regulations relating thereto, (B) the Company and the Subsidiaries hold, and are in compliance with, all permits, licenses and governmental authorizations required for the Company and the Subsidiaries to conduct their respective businesses under Environmental Laws, and are in compliance with all Environmental Laws, except for any noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect and
(C) there are no circumstances or conditions involving the Company, its Subsidiaries, their operations or the Properties that could result in liability or costs under any Environmental Law which individually or in aggregate would have a Material Adverse Effect and all environmental investigations, studies, audits, tests, reviews or other analyses relating to the Company or the Properties in the possession of the Company or known by the Company to exist have been delivered to the Investor prior to the date hereof. As used in this Agreement, the term "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, and the Toxic Substance Control Act, as amended, and all other Federal, state foreign or local laws, rules, regulations, permits, authorizations, approvals, consents, orders, judgments, decrees, injunctions and requirements relating to (x) the protection of the environment, human health or safety, or (y) relating to Hazardous Substances. "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.

     (r) Employee Benefits.

     (i) The Company Reports and Schedule 2.1(R) accurately describe all Compensation and Benefit Plans and any applicable "change of control" or similar provisions in any such Compensation and Benefit Plans in which any employee or former employee or director or former director of the Company or any of its Subsidiaries (the "Employees") participates or to which any such Employees are a party or which are applicable to any of them. The Compensation and Benefit Plans and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering Employees (collectively, the "Plans"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), are listed in Schedule 2.1(R). True and complete copies of all Plans, including, but not limited to, trust instruments and/or insurance contracts, if any, forming a part of any Plans, and all amendments thereto have been made available to the Investor. Neither the Company nor any of its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any Employee.

     (ii) Each Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of the Company, threatened legal action, suit or claim relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

     (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"). None of the Company, its Subsidiaries or any ERISA Affiliate has contributed to or had the obligation to contribute to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk that such proceedings will be instituted.

     (iv) All contributions required to be made under the terms of any Plan or ERISA Affiliate Plan have been timely made or adequate reserves in respect thereof have been established on the books of the Company. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code.

     (v) The funded status of the Company's Pension Plan and Supplemental Executive Retirement Plan (the "SERP"), as of the last day of the most recent plan year ended prior to the date hereof, is accurately set forth on the basis of reasonable actuarial assumptions in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and with respect to each ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation), did not exceed the then current value of the assets of any such ERISA Affiliate Plan, and, to the knowledge of the Company after reasonable inquiry, there has been no material change in the financial condition of such Pension Plan, SERP or ERISA Affiliate Plan since the last day of the most recent Pension Plan, SERP or ERISA Affiliate Plan year. The Company has delivered to the Investor true and complete copies of the most recent actuarial report and Form 5500 with respect to each Pension Plan covering employees of the Company or any of its Subsidiaries.

     (vi) Except as set forth on Schedule 2.1(R), neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan other than with respect to requirements under Section 4980B of the Code. There are no restrictions on the rights of the Company or the Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

     (vii) Except as set forth on Schedule 2.1(R), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Employee to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of any payment or vesting of any rights or increase the amount of any compensation due any employee.

     (s) Taxes. (i) Except to the extent set forth in Schedule 2.1(S), (a) all material federal, state, local and foreign tax returns and tax reports (including declarations of estimated tax) that are required to be filed by the Company or any of its Subsidiaries have been duly filed, (b) all taxes shown to be due on such tax returns and reports have been paid in full, except for any taxes with respect to which a failure to pay would not have a Material Adverse Effect, (c) no federal or state income tax returns are being or have been examined by the Internal Revenue Service or the California Franchise Tax Board or the period of assessment of the tax in respect of which such tax returns were required to be filed has expired, (d) any deficiencies asserted or assessments made as a result of any such examination have been paid in full, (e) no issues that have been raised by the relevant taxing authority in connection with the examination of any such tax return are currently pending, and (f) no waivers of statutes of limitation have been given or requested by or with respect to any tax of the Company or any of its Subsidiaries.

     (ii) The purchase of the Series A Preferred Shares and Series A Warrants in and of themselves will not create an obligation of the Company or any of its Subsidiaries to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (t) Insurance. All policies of insurance, including liability, property and casualty, worker's compensation and other similar forms of insurance under which the Company or any of its Subsidiaries are named as policyholder or beneficiary, are valid, outstanding and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The insurance policies to which the Company and its Subsidiaries are parties are sufficient for compliance with all material requirements of law and of all material agreements to which the Company or any Subsidiary is a party. To the Company's knowledge, the Company and its Subsidiaries presently have, and will have at the Closing Date, insurance with respect to their properties, assets and business covering risks of a character usually insured by corporations engaged in the same or similar business as the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by such corporations.

     (u) Financial Advisors and Brokers. Other than Smith Barney Inc. (the "Company Advisor"), no investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the Company or any of its Subsidiaries in connection with any transaction contemplated hereby based on agreements, arrangements or undertakings made by the Company or any of its Subsidiaries or any of their directors, officers or employees. The Company has provided the Investor with a true and complete copy of the Company's engagement letter with the Company Advisor and such letter has not been amended or modified in any respect.

     (v) No Material Misstatement. No exhibit, schedule or certificate furnished by or on behalf of the Company to the Investor in connection with this Agreement (taken as a whole as of the date thereof, or if undated the date furnished to the Investor) contains any material misstatement of fact or omits to state any material fact necessary to make the statements, in light of the circumstances under which they are made by the Company, not misleading. Any assumptions, projections, forecasts or other estimates of future results included therein were prepared by the Company in good faith on a basis believed by it to be reasonable and in a manner consistent with similar projections, forecasts or other estimates previously prepared by the Company.

     (w) Labor Matters. No material labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, after due inquiry, is threatened.

     (x) Contracts. All of the Company and its Subsidiaries' material Contracts that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto and are in full force and effect. Except for breaches or defaults that may exist under the Credit Agreement, neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or default under any such Contracts except for such breaches and defaults as in the aggregate have not had and would not have a Material Adverse Effect.

     (y) Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (z) Exemption from Registration: Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Investor set forth in Section 3(e) hereof are true and correct in all material respects, the offer and sale of the Series A Preferred Shares and Series A Warrants made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has, in connection with the offering of the Series A Preferred Shares and Series A Warrants, engaged in (x) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities
Act), (y) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (z) any action which would require the registration of the offering and sale of the Series A Preferred Shares or Series A Warrants pursuant to this Agreement under the Securities Act or which would violate applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of Series A Preferred Shares or Series A Warrants or of securities of the same or a similar class as the Series A Preferred Shares and Series A Warrants if as a result the offer and sale of Series A Preferred Shares and Series A Preferred Warrants contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Section 3.1 Representations and Warranties of the Investor. The Investor represents and warrants to the Company that:

     (a) Corporate Organization and Qualification. The Investor is a corporation duly organized and validly existing under the laws of Delaware.

                (b) Corporate Authority. The Investor has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and for it to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder. This Agreement is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms.

                (c) Consents; No Violations.

          (i) Other than the filings contemplated in Section 8.4, no notices, reports or other filings are required to be made by the Investor with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Investor from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Investor, the consummation by the Investor of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Investor hereunder.

          (ii) The execution and delivery of this Agreement by the Investor do not, and the consummation of the transactions contemplated hereby and the performance of the acts contemplated on the part of the Investor hereunder will not, constitute or result in (1) a breach or violation of, or a default under, the Articles of Incorporation or By-laws of the Investor or
     (2) a breach, violation or event triggering a right of termination of, or a default under, the acceleration of or the creation of an Encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any Contracts of the Investor or any law, rule, ordinance or regulation or agreement, instrument, judgment, decree, order or award to which the Investor or any of its subsidiaries is subject or any governmental or non-governmental permit or license, authorization, consent, approval, registration, franchise, license or permit under which the Investor or any of its subsidiaries conducts any of its business, or
     (3) any other change in the rights or obligations of any party under any of the Investor's Contracts, except, in the case of clauses (2) or (3), for such breaches, violations, defaults or accelerations that, alone or in the aggregate, are not reasonably likely to prevent, materially delay or materially burden the transactions and acts contemplated by this Agreement.

     (d) Funds. The Investor has or will have on the Closing Date the funds necessary to consummate the purchase of the Series A Preferred Shares and Series A Warrants, as contemplated by Section 1.1 hereof.

     (e) Investment. The Investor is acquiring the Series A Preferred Shares and Series A Warrants, and any Common Shares into which the Series A Preferred Shares and Series A Warrants may be converted, for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act.

     (f) Actions and Proceedings. There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Investor, threatened against the Investor, which have or could have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby.

                                   ARTICLE IV

                      PROCEEDS; ADVERSE QUAKE CONTRIBUTION

     Section 4.1 Use of Proceeds. The Company shall, and hereby agrees that it will, use the proceeds of the issuance and sale of the Series A Preferred Shares and Series A Warrants described in Section 1.1 as follows:

          (i) The amount necessary for each of the Company's Insurance Subsidiaries to satisfy capital requirements imposed by the Department shall be contributed as common equity to each Insurance Subsidiary;

          (ii) Second, any amount of net proceeds remaining after the contribution required in (i) above is made (the "Remaining Proceeds") shall be retained by the Company and shall be invested by the Company in investment securities in accordance with the Company's customary investment policies; and

          (iii) At such time as the Board of Directors of the Company shall deem proper, and for such uses as the Board deems appropriate, the Remaining Proceeds may be withdrawn from the investments described in (ii) above and used in accordance with the Board's determinations.

     Section 4.2 Excess Loss Amount. In the event that the Company's and its Subsidiaries' total incurred loss and allocated loss adjustment expenses associated with claims resulting from the Northridge Earthquake exceed $850,000,000, the amount by which such losses and allocated expenses exceed $850,000,000 shall be considered the "Excess Loss Amount."

     Section 4.3 Investor Contribution and Additional Shares; Adjustment to Series A Warrants Exercise Price. If at any time (before or after the Closing
Date) there shall be any Excess Loss Amount as defined above, the Investor shall, if requested in writing by the Company after the Closing Date (and subject to the Closing hereunder), contribute to the capital of the Company at the request of the Company, in whole or in part, an amount up to the lesser of
(i) $70,000,000 or (ii) the Excess Loss Amount (the "Investor Contribution"). In consideration of the Investor Contribution, the Company shall issue to the Investor that number of fully paid and nonassessable Series A Preferred Shares having an aggregate liquidation value equal to (x) the amount of the Investor Contribution plus (y) an amount equal to the product of, (1) the Investor Contribution, (2) 0.65 and (3) the quotient of (I) the number of shares of Common Stock beneficially owned or obtainable by the Investor and its affiliates by virtue of ownership of the Series A Preferred Shares (including any additional shares actually issued by virtue of the provision permitting payment of dividends in kind on the Series A Preferred Shares) and the Series A Warrants and conversion or exercise thereof divided by (II) the sum of (A) the total number of shares of Common Stock of the Company outstanding at the date of this Agreement plus (B) the number of shares referred to in (I); provided, however, that the aggregate liquidation value of any Series A Preferred Shares issued pursuant to this sentence (without taking into account any Series A Preferred Shares issuable as a dividend in kind on any outstanding Series A Preferred Shares) shall not exceed $87.9725 million. The amount represented as "(y)" in the above formula is designed to represent Investor's proportional share of the Company's after-tax loss resulting from the Excess Loss Amount. Successive contributions under this Section 4.3 for partial amounts reflecting development over time shall be permitted, with minimum cash contributions prior to the final contribution being for no less than $10 million.

     In the event that the Excess Loss Amount exceeds $95,000,000, the exercise price of the Series A Warrants shall be reduced as provided in the Series A Warrants.

                                   ARTICLE V

                         STRATEGIC ALLIANCE AGREEMENTS

     Section 5.1 Quota Share Agreement. (a) At the Closing, subsidiaries of the Investor and each of the Company's Insurance Subsidiaries shall enter into quota share reinsurance treaties with respect to all policies of the Company's Insurance Subsidiaries incepting on or after the Closing Date (the "Quota Share Agreements") substantially in the form attached hereto as Exhibit C. The participation thereunder shall be 10% for the first five years as specified therein.

     (b) Following the Closing Date, the Company and the Investor may from time to time discuss additional quota share arrangements. In particular, the Company and the Investor may discuss an arrangement whereby (i) the Company's Insurance Subsidiaries cede such participation in excess of the 10% participation pursuant to the Quota Share Agreements as results in an agreed upon net premium-to-surplus ratio being achieved and (ii) in the event the Company's net premium-to-surplus ratio subsequently improves below such specified ratio, the increased participation pursuant to (i) shall thereafter be reduced to achieve the specified ratio, with increases and reductions in the additional participation made annually. Neither the Company nor the Investor is obligated to enter into any such arrangement.

     Section 5.2 Joint Venture Agreement. After the Closing Date, the Company and the Investor shall use their respective best efforts to negotiate and mutually agree upon a master joint venture agreement (the "Master JV Agreement") whereby the Company and the Investor will form a new subsidiary or subsidiaries to engage in the Company's business in states outside California mutually agreed from time to time by the parties, thereby enhancing the Company's expansion plans envisioned prior to the Northridge Earthquake. The overall venture, and/or each local venture established pursuant to the Master JV Agreement, will have a name to be agreed by the parties which will include reference to a portion of the name of each of the parties. The ownership interests and capital contributions of the parties in the specific ventures established pursuant to the Master JV Agreement will be as mutually agreed, reflecting the knowledge, skills, human resources, technology and other capacities of the parties brought to the particular venture, and in particular reflecting the Company's special distribution capabilities.

                                   ARTICLE VI

                      STANDSTILL AND TRANSFER RESTRICTIONS

     Section 6.1 Standstill Agreement. (a) The Investor covenants and agrees with the Company that for a period of three years following the Closing Date (if the Closing occurs), neither the Investor nor any of its subsidiaries will, without the prior approval of the Company's Board of Directors, (i) acquire, offer to acquire or agree to acquire (other than (v) in accordance with the terms of this Agreement, the Series A Warrant, the Series A Certificate of Determination and the Stock Option Agreement, (w) as a result of a stock split, stock dividend or other recapitalization by the Company, (x) upon the execution of unsolicited buy orders by any affiliate of the Investor that is a registered broker-dealer for the account of its customer, (y) as to subsidiaries of the Investor engaged in investment activities in the ordinary course, acquisitions up to an aggregate of 1% of the outstanding Common Stock (excluding the 900,000 shares of Common Stock already owned by Investor) or of any other class of voting securities in the ordinary course and without an intent to influence the management or control of the Company, or (z) in a transaction in which the Investor or an affiliate of the Investor acquires a previously unaffiliated business entity that owns voting securities of the Company) any outstanding Common Stock or any other voting securities of the Company or commence any tender or exchange offer seeking to acquire beneficial ownership (as defined in Rule 13d-3 without regard to the 60-day provision in paragraph (d)(1)(i) thereof) of the Common Stock or any other voting securities of the Company, (ii) become a member of a 13(d) group, within the meaning of Rule 13d-5 under the Exchange Act (a "Group"), with respect to any Common Stock or voting securities of the Company, other than a Group composed solely of itself and its affiliates, or encourage any other Group to acquire any Common Stock or other voting securities of the Company (other than in purchases from the Investor), (iii) solicit any proxies or stockholder consents or become a participant (other than by voting), or encourage any person to become a participant, in a proxy or consent solicitation with respect to any of the Company's securities (in each case other than solicitations to holders of Series A Preferred Shares with respect to matters as to which the Series A Preferred Shares are entitled to vote), (iv) call any special meeting of stockholders, (v) make any public proposal to stockholders with respect to any extraordinary transaction involving the Company, including, but not limited to, any business combination, restructuring, recapitalization, dissolution, or similar transaction or

(vi) request in a manner that would require public disclosure of such request by the Company or the Investor that the Company amend any restrictions contained in this Section 6.1(a); provided, however, the foregoing restrictions shall not apply with respect to Common Stock or shares of other voting securities held as of the date of this Agreement or managed as of the date of this Agreement as part of an investment portfolio by subsidiaries of the Investor if, and only to the extent, the Investor's subsidiaries have fiduciary obligations to third parties to take any of such actions. In the event the Investor becomes aware (including, but not limited to, by notice from the Company) that an affiliate (as defined under the Securities Exchange Act of 1934) (other than a subsidiary) of Investor has taken any action that would be prohibited of the Investor by the foregoing, the Investor shall, to the extent it has the authority, right and power to do so, promptly cause such action to cease and, if practicable, to be reversed in order to effectuate the intent of the foregoing.

     (b) Notwithstanding the foregoing, the Investor shall have the right freely to acquire additional securities of the Company in any manner whatsoever and engage in any of the activities proscribed under Section 6.1(a), in the event that (i) an Insolvency Event, as such term is defined below, occurs; (ii) sixty days after the Company or any of its Subsidiaries is in default under any indebtedness or other borrowing incurred by it unless such default is cured during such 60-day period; (iii) the Company or any of its Subsidiaries breaches this Agreement, the Stock Option Agreement, the Warrant Certificate, the Series A Certificate of Determination, the Registration Rights Agreement, the Quota Share Agreements or the Voting Agreement in any material respect; (iv) any person not affiliated with the Investor acquires, offers to acquire or agrees to acquire, beneficial ownership (as defined in Rule 13d-3 without regard to the 60-day provision in paragraph (d)(1)(i) thereof) of twenty percent or more of the outstanding shares of the Common Stock or any other class of the Company's voting securities, or commences any tender or exchange offer seeking to acquire any such ownership; (v) a third party engages in a proxy solicitation for the purpose of removing directors of the Company elected by the Common Stockholders or influencing the directors' management of the Company; or (vi) a majority of the directors of the Company who were elected by the holders of Common Stock vote to terminate or release the Investor from compliance with any or all of the restrictions contained in Section 6.1(a).

     (c) An "Insolvency Event" shall be deemed to have occurred (i) if the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or under any state insurance insolvency, liquidation, rehabilitation or similar statute or any successor statutes thereto ("Insolvency Statutes"); (ii) an involuntary case is commenced against the Company or any of its Subsidiaries under an Insolvency Statute; (iii) a custodian is appointed for, or takes charge of, all or any substantial part of this property of the Company or any of its Subsidiaries;
(iv)(a) the Company or any of its Subsidiaries or (b) any other person, including any insurance regulator, commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary; (v) any insurance regulator shall take material action with respect to the Company or any of its Subsidiaries (other than merely requiring the Company to prepare a financial plan) pursuant to the terms of any applicable Risk-Based Capital insurance regulatory requirements;
(vi) the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; (ix) the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; (x) the Company or any Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts, generally as they become due; (xi) the Company or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (xii) the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (xiii) any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; provided, however, in the case of clauses (ii), (iii), (iv)(b), (v) and (vii), an "Insolvency Event" shall occur only in the event the Company is unable to cause such involuntary case, appointment, proceeding or action to be dismissed or withdrawn by the 90th day after the commencement thereof.

          Section 6.2 Transfers; Registration Rights.

          (a) The Investor agrees that no Series A Preferred Shares, Series A Warrants or any Common Stock received upon conversion or exercise of Series A Preferred Shares or Series A Warrants (together "Restricted Securities") shall be sold or otherwise transferred except in compliance with this
     Section 6.2.

          (b) At any time the Series A Preferred Shares and the Common Stock issuable upon conversion thereof may be transferred, in whole or in part, in transactions not requiring registration under the Securities Act (i) to affiliates of the Investor or (ii) commencing one year following the Closing Date, in amounts not less than $50 million, to third persons reasonably acceptable to the Company. The Investor (or its transferees) may also effect sales of Series A Preferred Shares and Common Stock issued or issuable upon conversion thereof (i) in underwritten offerings effected pursuant to the registration rights granted by the Registration Rights Agreement (as defined in Section 6.2(e) hereof) or (ii) commencing one year following the Closing Date, to the extent available, pursuant to Rule 144 under the Securities Act.

          (c) At any time the Series A Warrants and the Common Stock issuable upon exercise thereof may be transferred, in whole or in part, in transactions not requiring registration under the Securities Act, (i) to affiliates of the Investor and (ii) in amounts not less than 2,000,000 Series A Warrants (or the equivalent underlying shares of Common Stock), to any third person reasonably acceptable to the Company. The Investor (or its transferees) may also effect sales of Common Stock issued or issuable upon exercise of the Series A Warrants (i) in underwritten offerings effected in connection with the registration rights granted by the Registration Rights Agreement (as defined in Section 6.2(e) hereof) or (ii) commencing one year following the Closing Date, to the extent available, pursuant to Rule 144 under the Securities Act.

          (d) If the Investor or any of its affiliates notifies the Company in writing that it wishes to transfer any Restricted Securities to a third person pursuant to the first sentence of Section 6.2(b) or the first sentence of Section 6.2(c) above, that person shall be deemed to be reasonably acceptable to the Company unless the Company, within 10 days after its receipt of such written notice, notifies the Investor that the proposed transferee is not acceptable to the Company and setting forth in reasonable detail the reasons therefor.

     (e) The Company shall at the Closing enter into a registration rights agreement substantially in the form set forth as Exhibit D hereto (the "Registration Rights Agreement") relating to the Series A Preferred Shares and the Common Stock issued or issuable upon conversion or exercise of the Series A Preferred Shares and the Series A Warrants, and shall at all times comply with its obligations under the Registration Rights Agreement.

     (f) In the event the Investor transfers any Restricted Securities to an affiliate, the Investor shall notify the affiliate of the transfer restrictions set forth herein and shall be responsible for any breach by such affiliate of such provisions. In the event the Investor transfers any Restricted Securities to a third party pursuant to the first sentence of Section 6.2(b) or the first sentence of Section 6.2(c) above, and such transfer is not objected to pursuant to Section 6.2(d) above, the third party shall enter into an agreement with the Company agreeing to be bound by the transfer restrictions of this Article VI and succeeding to the registration rights with respect to the Restricted Securities transferred provided in the Registration Rights Agreement. As it does with respect to the Common Stock, the Company will maintain a ledger of the ownership of the Series A Preferred Shares and the Series A Warrants upon which transfers shall be effected, and, upon transfer, the Company shall issue new certificates evidencing the Restricted Securities transferred at no cost to the transferor or transferee.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.1 Indemnification. (a) The Company hereby agrees to indemnify, defend and hold harmless the Investor, its subsidiaries and affiliates and their respective directors, officers, employees and agents and the successors and assigns of any of them (collectively, the "Investor Group"), from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses (including without limitation settlement costs and attorneys' fees and other expenses for investigating or defending any actions) ("Losses") imposed on, sustained, incurred or suffered by or asserted against any such member of the Investor Group, directly or indirectly, relating to or arising out of any breach of any representation or warranty of the Company contained in this Agreement for the period for which such representation or warranty survives or for any breach of any agreement or covenant of the Company contained herein, in the Stock Option Agreement, the Series A Certificate of Determination, the Warrant Certificate or the other agreements contemplated hereby; provided, however, that the Company shall not have any liability under this paragraph (a) unless the aggregate of all Losses relating thereto for which the Company would be liable exceeds on a cumulative basis an amount equal to $7.5 million, and then only to the extent of any such excess.

     (b) The Investor hereby agrees to indemnify, defend and hold harmless the Company, its Subsidiaries and affiliates and their respective directors, officers, employees and agents and the successors and assigns of any of them (collectively, the "Company Group"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any such member of the Company Group, directly or indirectly, relating to or arising out of any breach of any representation or warranty of the Investor contained in this Agreement for the period for which such representation or warranty survives; provided, however, that the Investor shall not have any liability under this paragraph (b) unless the aggregate of all Losses relating thereto for which the Investor would be liable exceeds on a cumulative basis an amount equal to $7.5 million, and then only to the extent of any such excess.

                                  ARTICLE VIII

                                   COVENANTS

     Section 8.1 Interim Operations of the Company and Conduct of
Business. Prior to the Closing, the business and operations of the Company and its Subsidiaries, including, without limitation, underwriting, accounting and loss reserving practices and procedures, shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall have used its reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associations. In addition, without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries shall during the period prior to the Closing:

     (a) enter into, modify, renew, terminate or commute any reinsurance treaties or retrocession agreements, certificates or arrangements;

     (b) incur capital expenditures in an amount in excess of $2,000,000;

     (c) declare or pay any dividends or declare or make any other distributions of any kind to its stockholders or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

     (d) purchase or sell investment assets outside the Company's existing normal investment policies, or change such investment policies;

     (e) incur any indebtedness outside the normal course;

     (f) pledge assets, except as required pursuant to the Credit Agreement, dated as of June 30, 1994, by and among the Company, Union Bank, The First National Bank of Chicago and other lenders party thereto (the "Credit Agreement");

     (g) waive material rights under any Contracts to which the Company or any of its Subsidiaries is subject;

     (h) increase or modify existing wage, salary, bonus or severance payments, or increase any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or enter into any commitment or agreement to make or pay the same, except in the normal course of business;

     (i) make any change in its accounting methods or practices, including, without limitation, any change with respect to the methods for establishment of reserve items, or make any change in the depreciation or amortization policies or rates adopted by it, except as required by law, GAAP or SAP;

     (j) amend, modify or waive any rights under the Credit Agreement or the arrangements contemplated thereby;

     (k) undertake any new transactions or enter any new Contracts with any of its affiliates; without limitation of the foregoing, make any loan or advance to its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives (other than advances made in the ordinary course of business);

     (l) except for this Agreement, issue, sell, grant or purchase any shares of its capital stock, or warrants, options or other securities convertible, exchangeable or otherwise entitled to subscribe to any shares of its capital stock, or enter into any Contracts or commitments to issue, sell, grant or purchase any such securities (except as required in accordance with employee options or employee benefit plans outstanding on the date of this Agreement);

     (m) except for the Charter Amendment, amend its Articles of Incorporation or By-Laws or merge with or into or consolidate with any other person; subdivide or in any way reclassify any shares of its capital stock or change or agree to change in any manner the rights of its outstanding capital stock or the character of its business; or make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person; or

     (n) enter into any other Contract or other transaction that materially increases the liabilities of the Company or that, by reason of its size or otherwise, is not in the ordinary course of business; take any action that would impair the Company's ability to perform this Agreement or any of the transactions contemplated hereby; or authorize or enter into a Contract to take any of the actions referred to in paragraphs (a) through (n) above.

     Section 8.2 Acquisition Proposals. Prior to the Closing, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the respective officers, directors or employees of the Company or any of its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its and its Subsidiaries, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation, share exchange, business combination, purchase of all or a significant portion of the assets of the Company or any of its Subsidiaries, purchase of all or any portion of the capital stock of the Company or any of its Subsidiaries or securities convertible, exchangeable, exercisable or having any other rights to acquire any of such capital stock, tender offer or exchange offer, or any reinsurance agreement outside the ordinary course of business (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being referred to as an "Acquisition Transaction") or engage in any discussions or negotia-tions concerning, or provide any confidential information or data to, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal and the Company and its Subsidiaries shall not enter into any agreement or letter of intent with respect to any Acquisition Transaction. Notwithstanding the foregoing, in the event the Company receives an unsolicited request for confidential information or data from a third party that has made a bona fide proposal (subject to due diligence and other usual conditions) to enter into an Acquisition Transaction, the Company may provide confidential information or data to such third party if the Board of Directors of the Company reasonably determines, after consulting with its outside legal counsel, (i) that such third party is capable (financially, legally and otherwise) of completing the transaction described in the Acquisition Proposal and (ii) that their fiduciary duty to stockholders requires such. With respect to any activities, discussions or negotiations with any parties conducted on or prior to the date hereof with respect to any of the foregoing, the Company will immediately cease such and cause such to be terminated and will request the return of any confidential information provided to such parties. The Company will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. The Company will notify the Investor promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company. The Company shall provide the Investor with copies of any confidential information the Company provides to third parties in connection with an Acquisition Proposal, and the Company shall provide the Investor with any information, including copies of any proposal, term sheet or any other document or information provided by a third party to the Company in connection with an Acquisition Proposal. In the event the Investor provides the Company with an additional proposal following the decision of the Board of Directors of the Company, in the exercise of its fiduciary duty, to provide confidential information to any third party pursuant to the second sentence of this Section 8.2, the Company may disclose the Investor's additional proposal to such third party.

     Section 8.3 Company Stockholder Action. (a) As promptly as practicable after the date hereof, the Company shall convene a meeting of holders of Common Stock at which holders of Common Stock will be asked to vote upon the approval of such holders for, among other matters, (i) an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 110,000,000, (ii) an amendment to the Company's Articles of Incorporation to reflect various restrictions on the transferability of shares consistent with the terms set forth on Exhibit F hereto and (iii) this Agreement and consummation of the transactions contemplated hereby, including issuance of the Series A Preferred Shares and the Series A Warrants to the Investor (together, the "Proposals"). The Company shall promptly prepare and file with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, and as promptly as practicable after receipt of comments from the SEC staff with respect thereto and any required or appropriate amendments thereto shall mail to stockholders of the Company, a proxy statement (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") in connection with the meeting of the Company's stockholders referred to above (the "Company Stockholders' Meeting"). The Proposals shall provide that none shall be approved unless all are approved. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that its stockholders approve the Proposals; provided, however, that such recommendation may be excluded, or if included, may be withdrawn, in the event the Board of Directors determines that its fiduciary duty so requires. The Company shall notify the Investor promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information, and will supply the Investor with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement.

     (b) The Proxy Statement, as of its date and at the date of the Company Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Investor furnished to the Company by the Investor specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with the Investor and its counsel.

     (c) The Investor represents, warrants and covenants that (i) it will provide to the Company for inclusion in the Proxy Statement all information concerning the Investor reasonably necessary for the preparation of such proxy statement, and (ii) that such information will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of circumstances under which they are made, not misleading.

     Section 8.4 Filings; Other Action. (a) Subject to the terms and conditions herein provided, the Company and the Investor shall take all reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to:
(i) promptly make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the transactions contemplated by this Agreement; (ii) promptly make all required filings with or submissions to the Department necessary to obtain the approval of the Department of the transactions and acts contemplated by this Agreement; (iii) promptly make any other regulatory filings, notices or applications required in connection with the consummation of the transactions and acts contemplated by this Agreement;
(iv) promptly seek the necessary consents of, or give any required notices to, the lenders under the Credit Agreement and other third parties with respect to the transactions contemplated by this Agreement; (v) use reasonable efforts promptly to cause the satisfaction of all conditions set forth in Articles IX and X of this Agreement, subject to the proviso set forth below; (vi) cooperate and consult reasonably with the other party in connection with, and keep the other party reasonably informed with respect to, the foregoing; and (vii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions and acts contemplated by this Agreement as soon as practicable; provided, however, that the foregoing shall not be deemed to impose any requirement on the Investor or the Company to make any concession to the Department as a condition to the approval by the Department of all the transactions and acts contemplated by this Agreement that, in its sole judgment, it considers inadvisable.

     (b) Without limiting the generality of paragraph (a) above, each of the Company and the Investor will supply the other with all information concerning itself and its subsidiaries and their respective financial condition, properties, business or results of operations that is neces-sary or appropriate in seeking any necessary regulatory approval of the transactions and acts contemplated by this Agreement. Such information shall not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading. Each of the Investor and the Company shall advise the other party prior to the Closing if any of the information supplied to the other party hereunder that underlies any representation made to any regulatory authority with respect to the first party and its Subsidiaries shall have changed, or if any such information was inaccurate, to an extent that could reasonably be expected to result, upon disclosure of accurate revised information to the relevant regulatory authority, in the withdrawal by such regulatory authority of its approval of the transactions contemplated by this Agreement.

     (c) Each of the Company and the Investor shall use best efforts to agree upon amendments to the Company's By-laws necessary to reflect the transactions and acts contemplated by this Agreement as soon as practicable, and the Board of Directors of the Company shall adopt such amendments effective as of (and conditioned upon) the Closing.

     Section 8.5 Notification of Certain Matters. Prior to the Closing Date, the Company shall give prompt notice to the Investor of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Closing Date, under any Contract material to the financial condition, properties, businesses, or results of operations of the Company and its Subsidiaries taken as a whole (including the Credit Agreement), or to the interest of stockholders in the Company, to which the Company or any of its Subsidiaries is a party or is subject, or any circumstances of which the Company is aware that are reasonably likely to result in such a default or event; (ii) the occurrence of any Material Adverse Effect; (iii) any breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement or any circumstance that is reasonably likely to result in any such representation or warranty being materially untrue, or any such covenant or agreement not being performed or complied with, or any condition to closing not being fulfilled as of the Closing Date; or (iv) the Company's obtaining of knowledge that the Department will take any action with respect to the Company or any Subsidiary before or after the Closing which would be inconsistent with this Agreement and the arrangements contemplated hereby or which could have a Material Adverse Effect. Each of the Company and the Investor shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions or acts contemplated by this Agreement.

     Section 8.6 Publicity. Prior to the Closing Date, except (i) as required or expressly permitted by this Agreement or otherwise agreed between the parties, (ii) as may be necessary in order to give the notices to obtain the regulatory approvals required hereunder, (iii) as necessary to consult with attorneys, accountants, employees, or other advisors retained in connection with the transactions contemplated hereby, (iv) as required by court order or otherwise mandated by law or stock exchange requirements, or by Contract to which the Company or the Investor or any of their respective Subsidiaries is a party, or (v) in connection with disclosure documents prepared by the Company, the Investor or a Subsidiary of either, neither party shall issue any news release or other public notice or communication or otherwise make any disclosure to third parties concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, such consent not to be unreasonably withheld. Even in cases where such prior consent is not required each party will give prior notice to the other of, and consult with the other (to the extent practicable in the circumstances) regarding, the contents of such releases.

     Section 8.7 Access. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford the Investor's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours both before and after the Closing Date, to its properties, books, Contracts and records and personnel and advisers (who will be instructed by the Company to cooperate) and, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Investor all information concerning its business, properties and personnel as the Investor or its Representatives may reasonably request, provided that no investigation pursuant to this Section 8.7 shall affect or be deemed to modify any representation or warranty made by the Company. The Investor's right of access under this Section 8.7 shall terminate when it owns no Restricted Securities.

     Section 8.8 Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of Series A Preferred Shares and the exercise of Series A Warrants, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares and the exercise of all Series A Warrants from time to time.

     Section 8.9 Satisfactory Financing Plan. In the event the Company needs to obtain additional capital following any additional capital contribution pursuant to Section 4.3 hereof or additional quota share arrangements the subject of Section 5.1(b) hereof, the Company shall develop a capital financing plan which is reasonably acceptable to the Investor.

     Section 8.10 Issuance of Additional Shares of Common Stock. The Company may not issue additional shares of Common Stock or of another class of securities similar thereto, or any securities, options, warrants or similar rights convertible, exercisable, exchangeable or having other rights to acquire any such shares; provided, however, that the Company may issue a customary and appropriate number of shares of Common Stock pursuant to employee stock option plans or employee benefit plans approved by the Board of Directors; and provided, further, however, following the end of the thirty-eighth (38th) month following the Closing Date (i.e., the period referred to in Section 1(a) of the Transfer Restrictions attached as Exhibit F hereto designed in light of Section 382 of the Internal Revenue Code, as amended), the Company may issue and sell shares of Common Stock in a fully distributed public offering, so long as (i) the Company first provides the Investor prior notice of the Company's intent to make such an offering and (ii) the Company provides the Investor a prior opportunity, at the Investor's election, either (x) to make an offer to purchase the outstanding shares of Common Stock of the Company (with the result that the public offering not proceed) or (y) to preemptively participate in such Common Stock offering up to the Investor's fully converted/exercised interest in the Common Stock of the Company at the per share price received by the Company (i.e., without underwriters' discount) in such public offering. For purposes of the foregoing, the Investor's fully converted/exercised interest in the Common Stock shall equal the quotient of (I) the number of shares of Common Stock beneficially owned or obtainable by the Investor and its affiliates by virtue of ownership of the Series A Preferred Shares (including any additional shares actually issued by virtue of the provision permitting payment of dividends in kind on the Series A Preferred Shares) and the Series A Warrants and conversion or exercise thereof divided by (II) the sum of (A) the total number of shares of Common Stock of the Company then outstanding plus (B) the number of shares referred to in (I).

                                   ARTICLE IX

                 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

     Section 9.1 Conditions to the Obligations of the Investor. The obligation of the Investor to purchase the Series A Preferred Shares and Series A Warrants at the Closing is subject to the fulfillment of the following conditions precedent, or the waiver thereof by the Investor, on or before the Closing Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

     (b) Performance. The Company and its Subsidiaries shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or its Subsidiaries prior to or at the Closing.

     (c) Absence of Order. There shall not have been issued and be in effect (whether temporary, preliminary or permanent) any order, decree, judgment or injunction (collectively, an "Order") of any court or tribunal of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement or imposes any material restriction on Investor or the Company in connection with the transactions contemplated by this Agreement or with respect to the business operations of the Company either prior to or subsequent to the Closing Date;

     (d) No Legal Action. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any Governmental Entity which the Investor determines in its reasonable discretion presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or the obtaining of material damages or other material relief in connection therewith.

     (e) Stockholders' Approval. The Proposals shall have been approved by the requisite vote of the Company's stockholders.

          (f) Department Approval. The Department shall have approved in a form that is satisfactory to the Investor in good faith in its sole discretion all transactions and acts contemplated by this Agreement (including the exercise of conversion, exercise and other rights under the Series A Preferred Stock and Series A Warrants). In addition, the Investor shall be satisfied, in good faith in its sole discretion, as to the status with the Department of any issues arising out of or related to the Rollback Judgment or the Company's obligations relating to Proposition 103, the Company's solvency plan, the rates applicable to the Company's insurance products, the arrangements relating to the Credit Agreement or the dividends payable by the Insurance Subsidiaries;

          (g) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement (other than the transactions contemplated by the Master JV Agreement) under the HSR Act shall have expired or been terminated.

          (h) Lenders' Consent. The Company and the lenders under the Credit Agreement shall have entered into a definitive amendment to the Credit Agreement, effective upon consummation of this Agreement, amending the Credit Agreement such that this Agreement and the transactions contemplated thereby are permitted under the Credit Agreement as so amended and whereby no default, or event which could result in a default, exists under the Credit Agreement as so amended.

          (i) Compliance Certificate. The Company shall have delivered to the Investor a certificate, executed by the Chief Executive Officer and the President of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions specified in subsections 9.1(a), (b), (e),
     (h) and (j).

          (j) Other Required Consents. The Company shall have received, made, or obtained all required consents, approvals, authorizations, orders, notices, filings, registrations or qualifications of, to or with (x) any other Governmental Entity having jurisdiction over the Company, its business or its properties, and (y) any party to a Contract or other agreement with the Company or its Subsidiaries, required in connection with the transactions and acts contemplated by this Agreement, except where the failure to do so does not have a Material Adverse Effect or a material adverse effect on the financial condition, properties, business or results of operations of the Investor and its subsidiaries taken as a whole and does not materially and adversely interfere with the transactions and acts contemplated by this Agreement.

     (k) Effectiveness of Consents. All consents, registrations, approvals, permits or authorizations of any Governmental Entity required in connection with the transactions and acts contemplated by this Agreement shall be in full force and effect, and no circumstances shall have changed or exist that would, if known to any Governmental Entity, be reasonably likely to result in the withdrawal of its consent, registration, approval, permit or authorization.

     (l) Opinion of Counsel. The Investor shall have received (i) a written opinion from John Bollington, Esq., General Counsel of the Company, dated the Closing Date, addressed to the Investor, in a form reasonably acceptable to the Investor as to the matters attached hereto as Exhibit 9.1(1)(i), and (ii) a written opinion from Gibson, Dunn & Crutcher, special counsel for the Company, dated the Closing Date, addressed to the Investor, in a form reasonably acceptable to the Investor as to the matters attached hereto as Exhibit 9.1(1)(ii).

     (m) Material Change in the Law. There shall not have been any newly adopted or proposed legislation, regulation or rule that would have a Material Adverse Effect.

     (n) Auditor Letter. The Company shall provide a letter to Investor from the Company's auditors stating that, following their review of the Company's books and records completed not later than five days prior to the Closing Date, they confirm that there have been no material increases or decreases in specified balance sheet and income statement items, as mutually agreed, from the date of the last financial statements provided the Investor.

     (o) Opinion of Actuary. The Company shall have delivered an opinion of actuary executed by the Chief Actuary of the Company, as of the most recently completed monthly period for which actuarial information is available prior to the Closing Date, opining that as of such date the reserves for loss and loss adjustment expense reflected on the balance sheet of the Company and its Subsidiaries have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the Department and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company under the terms of its policies and agreements.

     (p) Other Certificates. The Company shall have furnished to Investor such executed and conformed copies of such other opinions and certificates, letters and documents as Investor may reasonably request and as are customary for transactions such as those contemplated by this Agreement.

     (q) No Material Adverse Effect. Since the date of this Agreement, nothing has occurred which has had, or is reasonably likely to have, a material adverse effect on the financial condition, regulatory condition, capital, properties, business, results of operations or prospects of the Company or its Subsidiaries taken as a whole, in each case considered on either a SAP or GAAP basis (it being understood that additional incurred losses and allocated loss adjustment expenses arising out of the Northridge Earthquake shall not be taken into account in determining the foregoing).

     (r) Company Stock Ownership. No person or Group shall have (x) acquired, or commenced a tender offer to acquire, 33 1/3% or more of the Common Stock or
(y) initiated or announced a proxy solicitation of the holders of Common Stock with the intent of removing one or more of the current members of the Company's board of directors or senior management or alter management of the Company.

                                   ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     Section 10.1 Conditions to the Obligations of the Company. The obligation of the Company to issue and sell the Series A Preferred Shares and Series A Warrants at the Closing is subject to the fulfillment of the following conditions, or the waiver by the Company on or before the Closing Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the Closing Date except when made only as of a specified earlier date.

     (b) Performance. The Investor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Investor prior to or at the Closing.

     (c) Absence of Order. There shall not have been issued and be in effect (whether temporary, preliminary or permanent) an Order of any court or tribunal of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement or imposes any material restriction on the Company in connection with the transactions contemplated by this Agreement or with respect to the business operations of the Company either prior to or subsequent to the Closing Date;

     (d) No Legal Action. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any Governmental Entity which the Company determines in its reasonable discretion presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or the obtaining of material damages or other material relief in connection therewith.

     (e) Stockholders' Approval. The Proposals shall have been approved by the requisite votes of the Company's stockholders.

     (f) Department Approval. The Department shall have approved all transactions and acts contemplated by this Agreement.

     (g) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement (other than the transactions contemplated by the Master JV Agreement) under the HSR Act shall have expired or been terminated.

     (h) Lender's Consent. The Company and the lenders under the Credit Agreement shall have entered into a definitive amendment to the Credit Agreement, effective upon consummation of this Agreement, amending the Credit Agreement such that this Agreement and the transactions contemplated thereby are permitted under the Credit Agreement as so amended and whereby no default, or event which could result in a default, exists under the Credit Agreement as so amended.

     (i) Other Required Consents. The Company shall have received, made, or obtained all required consents, approvals, authorizations, orders, notices, filings, registrations or qualifications of, to or with (x) any other Governmental Entity having jurisdiction over the Company, its business or its properties, and (y) any party to a Contract or other agreement with the Company or its Subsidiaries, required in connection with the transactions and acts contemplated by this Agreement, except where the failure to do so does not have a Material Adverse Effect.

     (j) Effectiveness of Consents. All consents, registrations, approvals, permits or authorizations of any Governmental Entity required in connection with the transactions and acts contemplated by this Agreement shall be in full force and effect, and no circumstances shall have changed or exist that would, if known to any Governmental Entity, be reasonably likely to result in the withdrawal of its consent, registration, approval, permit or authorization.

     (k) Opinion of Counsel. The Company shall have received (i) a written opinion of Wayland M. Mead, Esq., Acting General Counsel of the Investor, dated the Closing Date, addressed to the Company, in a form reasonably acceptable to the Investor as to the matters attached hereto as Exhibit 10.1(k)(i), and (ii) a written opinion from Sullivan & Cromwell, special counsel to the Investor, dated the Closing Date, addressed to the Company, in a form reasonably acceptable to the Investor as to the matters attached hereto as Exhibit 10.1(k)(ii).

     (l) Compliance Certificate. The Investor shall have delivered to the Company a certificate, executed by a senior officer of the Investor, dated the Closing Date, certifying as to the fulfillment of the conditions specified in subsections 10.1(a) and 10.1(b).


                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1  Termination.

     (a) Termination Period. This Agreement may be terminated and the purchase contemplated hereby may be abandoned at any time prior to the Closing:

          (i)  By the mutual written consent of the Company and the Investor; or

          (ii) By either the Investor or the Company if (x) the Closing shall not have occurred on or prior to April 1, 1995, or (y) at a meeting duly convened therefor or at any adjournment thereof the approvals of the

     Company's stockholders referred to in Section 8.3 shall not have been obtained, provided that the party seeking to terminate pursuant to this clause (ii) shall not be in material breach of this Agreement; or

          (iii) By the Investor, if (w) the Department formally shall have declined to approve (by order or other official determination, after pursuit by the Investor of all practical remedies before the Department) the transactions and acts contemplated by this Agreement in a manner that is satisfactory to the Investor in good faith in its sole discretion, (x) the Company shall have breached in any material respect any of its representations or warranties, or the covenants or agreements contained in this Agreement, which breach is not cured within ten days after notice from the Investor to the Company specifying such breach, (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Investor its approval or recommendation of the transactions contemplated hereby, or the Board of Directors of the Company, upon request by the Investor, shall fail to reaffirm such approval or recommendation, or shall have resolved to do any of the foregoing or (z) prior to the mailing of the Proxy Statement, the Company has not resolved its outstanding issues with its Bank Lenders or terms that are satisfactory to the Investor in its reasonable discretion; or

          (iv) By the Company, (w) if the Department formally shall have declined to approve (by order or other official determination, after pursuit by the Company of all practical remedies before the Department) the transactions and acts contemplated by the Agreement or (x) if the Investor shall have breached in any material respect any of the representations or warranties, or covenants or agreements, contained in this Agreement, which breach is not cured within ten days after notice from the Company to the Investor specifying such breach;

          (b) Effect of Termination. In the event of termination of this Agreement as provided in subsection (a), this Agreement shall forthwith become null and void and there shall be no liability or further obligation on the part of any party hereto or any of its respective directors, officers, employees or representatives except that nothing herein shall relieve any party from liability for any prior willful breach hereof and unless this Agreement is properly terminated by the Company pursuant to Section 11.1(a)(iv) above, the Company shall promptly pay the Investor the amount of $1.5 million in cash to reimburse the Investor for the fees, expenses and other costs associated with this Agreement and the transactions contemplated hereby.

     Section 11.2 Successors and Assigns: No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto, but (except as expressly provided in this Agreement) neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (a) by the Company under any circumstances or (b) by the Investor without the prior written consent of the Company, except to direct or indirect wholly-owned subsidiaries of the Investor, provided that the Investor shall remain liable for the performance by any such subsidiaries of its obligations pursuant to this Agreement. In addition, prior or subsequent to the Closing Date, the Investor shall have the right to designate American Home Assurance Company and New Hampshire Insurance Company (two wholly-owned subsidiaries), in such proportion as the Investor shall determine in its sole discretion, to acquire and hold title to all or part of the Series A Preferred Shares, Series A Warrants or Common Shares issued directly or indirectly upon the conversion thereof and to assume all rights and obligations of the Investor under this Agreement; upon such subsidiaries' execution and delivery of an instrument reasonably acceptable to the Company whereby such subsidiaries assume such rights and obligations, the Investor shall be released therefrom. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights, remedies or obligations under or by reason of this Agreement.

     Section 11.3 Survival of Representations and Warranties. All representations and warranties included in this Agreement shall survive the Closing and the issuance and sale of the Series A Preferred Shares and Series A Warrants for a period of two years from the Closing Date; provided that representations and warranties applicable to federal, state, local and other taxes shall survive until the applicable statute of limitations has expired.

     Section 11.4 Entire Agreement. This Agreement and all exhibits and schedules hereto, taken together with the Stock Option Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter. The listing of an item on any schedule shall not be taken to indicate that it is reasonably likely to have a Material Adverse Effect.

     Section 11.5 Modification or Amendment. At any time prior to the Closing Date or thereafter, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     Section 11.6 Waiver. The conditions to each of the parties' obligations to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No failure or delay by any party in insisting upon the strict performance of any covenant, duty, agreement or condition of this Agreement or in exercising any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being made only by a written instrument executed and delivered by the waiving party.

     Section 11.7 Governing Law. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of California.

     Section 11.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal court located in Los Angeles, California over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in such court shall be conclusive and binding upon the parties.

     (b) The parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the transactions contemplated herein.

     Section 11.9 Severability. Should any part of this Agreement, the Series A Certificate of Determination, the Series A Warrants, the Quota Share Agreements or the

Registration Rights Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement, any such Certificate of Determination, the Series A Warrants, the Quota Share Agreements or the Registration Rights Agreement had been executed with the invalid portion thereof eliminated, so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree to a suitable and equitable substitute provision to effect the original intent of the parties.

     Section 11.10 Specific Performance. Damages in the event of breach of certain provisions of this Agreement by a party hereto may be difficult or impossible to ascertain, and it is therefore agreed that each such person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction (subject to Section 11.8) enjoining any such breach and enforcing specifically the terms and provisions hereof, and the parties hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

     Section 11.11 Captions. The Article, Section and paragraph captions herein and table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 11.12 Counterparts. For the convenience of the parties hereto, this Agreement may be executed by facsimile and in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     Section 11.13 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given on the date of delivery (i) if delivered personally or by facsimile transmission, (ii) if delivered by Federal Express or other next-day courier service, or (iii) if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or to such other person or at such other address as may be designated in writing by the party to receive such notice.

     (a) If to the Investor:

           American International Group, Inc.
           70 Pine Street
           New York, New York 10270
           Attention: General Counsel
           Facsimile: (212) 785-1584

         with a copy to:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Andrew S. Rowen, Esq.
           Facsimile: (212) 558-3588

     (b) If to the Company:

           20th Century Industries
           6301 Owensmouth Avenue
           Woodland Hills, CA 91367
           Attention: Chief Executive Officer
                      General Counsel
           Facsimile: (818) 715-6223

         with a copy to:

           Gibson, Dunn & Crutcher
           333 South Grand Avenue
           46th Floor
           Los Angeles CA 90071-3197
           Attention: Peter F. Ziegler
                      Jonathan K. Layne
           Facsimile: (213) 229-7520

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
                                            20TH CENTURY INDUSTRIES

                                            By: /s/ Neil H. Ashley
                                                -------------------
                                                Name: Neil H. Ashley
                                                Title: CEO

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By: /s/ Robert M. Sandler
                                              ------------------------------
                                              Name: Robert M. Sandler
                                              Title: SVP

                                SCHEDULE 2.1 (A)

                    SUBSIDIARIES OF 20TH CENTURY INDUSTRIES

     1. 20th Century Insurance Company, a California Corporation.

     2. 21st Century Casualty Company, a California Corporation.

     3. 21st Century Industries, a California Corporation.

     4. 21st Century Insurance Company, a California Corporation.

     5. 21st Century Indemnity Company, a California Corporation.

     All of the above are duly organized corporations, validly existing under the laws of California. Only 20th Century Industries, 20th Century Insurance Company, and 21st Century Casualty Company are registered with the State of California Insurance Commissioner pursuant to the Insurance Holding Company System Regulatory Act, California Insurance Code, Section 1215.4.

                                SCHEDULE 2.1(B)

                       RESTRICTIONS ON AUTHORIZED CAPITAL

                                   2.1 (B)(i)

                 PLAN                     RESERVED COMMON STOCK
                 ----                     ---------------------
         Restricted Shares Plan                  334,409

                401(k)                           173,688
                                                 =======

                                                 508,097


                                  2.1 (B)(ii)

The stock of 20th Century Insurance Company and 21st Century Casualty Company are pledged under the Credit Agreement, dated June 30, 1994, between 20th Century Industries and various lenders.

The California Department of Insurance authorized the stock pledges to lenders. Any subsequent efforts by the lenders to exercise control over 20th Century Insurance Company or 21st Century Casualty Company requires the Department's approval. The stock of 21st Century Casualty Company is restricted whereby it cannot be transferred without prior written consent of the California Insurance Commissioner.

                                SCHEDULE 2.1 (E)


                       ORDERS AND AGREEMENTS OF OR WITH

                    THE CALIFORNIA DEPARTMENT OF INSURANCE

     1. The California Department of Insurance, on May 8, 1992, ordered the rate rollback, under Proposition 103, amounting to approximately $78,300,000 plus 10% simple interest since May 8, 1989.

     2. The California Department of Insurance, on June 9, 1994, ordered 20th Century Insurance Company and 21st Century Casualty Company to cease and desist from writing earthquake coverage and to withdraw, as agreed, from the homeowners and condominium lines of business.

     3. Effective July 1, 1994, 20th Century Insurance Company and 21st Century Casualty Company entered into an inter-company reinsurance agreement in which 21st Century ceded 100% of all policies to 20th Century Insurance Company. The Department of Insurance approved the transaction and reserves the right to review any material changes.

     4. The California Department of Insurance, on September 14, 1994, approved, under stated conditions, a 6% rate increase for automobile insurance, effective October 4, 1994.

     5. Correspondence from the California Department of Insurance, dated June 9, 1994, confirmed a 17% rate increase for homeowner insurance, effective August 1, 1994, and the maintenance of a $250,000,000 surplus.

                                SCHEDULE 2.1 (H)

                            CONSENTS: NO VIOLATIONS




SECTION               BREACH, VIOLATION, DEFAULT ACCELERATION
                      OR EVENT TRIGGERING A MATERIAL
                      OBLIGATION


*2.1(h)(ii)(2)       Supplemental Executive Retirement Plan

                     Restricted Shares Plan

 2.1(h)(ii)(3)       Bank Credit Agreement

 2.1(h)(ii)(4)       None


* See Schedule 2.1(R) for pertinent sections of Plans.

                                SCHEDULE 2.1 (J)

                                  REINSURANCE

                                LIST IS ATTACHED

                                                           SCHEDULE 2.1 (J) LIST

              20TH CENTURY INSURANCE COMPANY/21ST CENTURY CASUALTY

                         SUMMARY OF REINSURANCE PROGRAM

                                 AS OF 09/30/94

TYPE OF CONTRACT/COVERAGE       REINSURER'S NAME                                TERMS
- -------------------------       ----------------                                -----
PROPERTY LINES:
- ---------------
1. First layer catastrophe      Various domestic reinsurers                     $16,680,000 Net Annual
   excess of loss                (17.02500%)                                     Prem 7/1/84 -- 8/20/95
                                Various foreign reinsurers
                                 (63.6050%)
                                Various London market
                                 reinsurers (8.6050%)
                                Lloyd's of London Underwriters
                                 (12.6750%)

2. Second layer catastrophe     Various domestic reinsurers                     $11,400,000 Net Annual
   excess of loss                (14.90920%)                                     Prem 7/1/94 -- 6/30/96
                                Various foreign reinsurers
                                 (60.10000%)
                                Various London market
                                 reinsurers (2.9684%)
                                Lloyd's of London Underwriters
                                 (17.0224%)

3. Super Property Catastrophe   National Indemnity Company                      $21,750,000 Premium
   excess of loss                                                                8/18/94 -- 2/18/95


4. Excess of loss               General Reinsurance Corp.                       Continuous
   (20th only)


CASUALTY LINES:
- ---------------
5. Quota share --               Various admitted Companies
   Personal excess               (15.0%)
   liability (20th only)        Scor Reinsurance Company
                                 (15.0%)
                                Underwriters Reinsurance
                                 Company (30.0%)                                Continuous

OTHER:
- ------
6. 100% Quota share             20th Century Insurance                          7/1/94 to
   21st Casualty to             Company                                         Unlimited Duration
   20th Century

SCHEDULE 2.1 (K)                                                        RESERVES
- --------------------------------------------------------------------------------


                                SCHEDULE 2.1 (K)
                                    RESERVES


Loss and loss expense relating to the Northridge Earthquake

SCHEDULE 2.1 (N)                              ABSENCE OF UNDISCLOSED LIABILITIES

     Subsequent to the June 30, 1994 balance sheet date, the Company has incurred an additional liability of $88.9 million related to the Proposition 103 refund order upheld by the California Supreme Court on August 18, 1994. This

brings the total liability related to Proposition 103 to $120.8 million, to be fully recognized at the September 30, 1994 balance sheet date.

                                SCHEDULE 2.1 (P)

                           LITIGATION AND LIABILITIES

                                      NONE

                                SCHEDULE 2.1 (R)

                         COMPENSATION AND BENEFIT PLANS

List and Description of Plans:

     1. Pension Plan -- a non contributory defined benefit plan for all regular employees.

     2. Savings and Security Plan -- a 401(k) deferred compensation and 401(a) profit sharing plan for employees who have completed one year of service with the Company and who choose to participate.

     3. Supplemental Executive Retirement Plan -- a non-qualified defined benefit plan for employees nominated by the Chief Executive Officer and approved by the Board of Directors.

     4. Restricted Shares Plan -- An incentive plan for key employees (as designated by the Key Employee Incentive Committee) which grants restricted shares of the Company's stock to the designated employee. The stock vests at 20 per cent per year over a 5-year period.

     5. Executive Medical Plan -- A plan for key employees for non-reimbursed medical and health-related expenses, to a maximum reimbursement of $5,000 per year.

Change of Control Provisions:

    Exhibit A --     Pension Plan, Article XIV, Merger of Company: Merger of Plan.

    Exhibit B --     Savings and Security Plan 401(k), Article XII, Merger of Company; Merger
                     of Plan.

    Exhibit C --     Supplemental Executive Retirement Plan, 2. Definitions, (d) "Change in
                     Control" and 4. Change in Control.

    Exhibit D --     SERP Trust Agreement, Section 12, Amendment or Termination, and Section
                     15, Binding Effect.

    Exhibit E --     Restricted Shares Plan Agreement, Paragraph 16.

Retiree Health and Life Benefits under any other Plan:

     The Company has agreed to pay Mr. Louis W. Foster, who retired on January 1, 1994, an annual retirement benefit of $500,000 for the shorter of the following two periods: (I) 15 years, or (II) the length of life of Mr. Foster, or his wife, if she survives him. If Mr. Foster predeceases his wife, certain death benefits payable to her from insurance policies maintained by the Company will offset some or all of the retirement benefits payable to her under the terms of this agreement.

                                  Pension Plan

     benefits, (2) reduces or eliminates an early retirement benefit or retirement-type subsidy, or (3) eliminates an optional form of benefit with respect to benefits attributable to service performed before the amendment became effective. However, the restriction on affecting retirement-type subsidies applies only with respect to Participants who satisfy (either before or after the amendment) the preamendment conditions for entitlement to the subsidy. For purposes of this provision, a "retirement-type subsidy" shall have the meaning ascribed to such terms by Section 411(d)(6) of the Code.

          (d) No amendment shall adversely change the vesting schedule with respect to the future accrual of benefits for any Participant unless each Participant with five (5) or more one-year Periods of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his/her vested benefit.

     13.2 Retroactive Amendments.  Notwithstanding any provisions of this
Article XIII to the contrary, to the extent allowable under applicable law the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code as amended by Section 1023 of ERISA) to make the Plan conform to any provision of ERISA, the Code provisions dealing with employees' trusts, or any regulation under either of such statutes.

                                  ARTICLE XIV

                       MERGER OF COMPANY: MERGER OF PLAN

     14.1 Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect in the same manner as if the Plan had been adopted by resolution of its board of directors unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

     14.2 Merger Restriction. Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XV

              PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

     15.1 Plan Termination.

          (a) (i) Subject to the following provisions of this Section 15.1, 20th Century Industries may terminate the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of 20th Century Industries by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee.

                                2.1(R) EXHIBIT A

                                  ARTICLE XII

                       MERGER OF COMPANY; MERGER OF PLAN

12.1 Effect of Reorganization or Transfer of Assets.

          In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

12.2 Merger Restriction.

          Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                2.1(R) EXHIBIT B

                     Supplemental Executive Retirement
                                     Plan

            (d)   "Change in Control" means, after the effective date of this
Plan:

          (i) There shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

         (ii) The stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

        (iii) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a person owned by or directly or indirectly managed by the Company, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25 percent or more of the Company's outstanding common stock; or

         (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cause for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

            (e) "Code" means the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

            (f) "Committee" means the 20th Century Industries Company Nonqualified Supplemental Benefit Committee.

                                2.1(R) EXHIBIT C

Participant equal to the Retirement Income Benefit as calculated under Sections 3(a)(i), (ii) and (iii), but reduced by five percent (5%) for each year retirement occurs prior to the Participant attaining age sixty-five (65).

     4. Change in Control

        (a) Termination of Employment Within Three Years After a Change in Control

            If such Participant's employment terminates for any reason within three years after a Change in Control but prior to his/her Normal Retirement Date, such Participant shall be entitled to a Retirement Income Benefit in the form on a monthly benefit commencing on the first day of the month, following such termination of employment, payable to the Participant for one hundred eighty months (180) which is calculated in accordance with Section 3(a) and reduced to reflect early retirement in accordance with Section 3(c).

        (b) Termination of Employment at any Time After Change in Control

            If such Executive's employment terminates at any time after a Change in Control, but prior to his/her Normal Retirement Date, such Executive shall be entitled to a Retirement Income Benefit payable on the first day of the month following such termination of employment, in the form of a lump sum distribution actuarially determined to be the present value of the amount calculated in accordance with Section 3(a) and reduced to reflect early retirement in accordance with Section 3(c); unless such termination of employment is by the Company for Cause, as defined in Paragraph (i) below, or by the Executive other than for Good Reason, as defined in Paragraph (ii) below.

            (i) Termination by the Company of an Executive's employment for "Cause" shall mean termination upon (A) the willful and continued failure by the Executive to substantially perform his/her duties with the Company (other than any such failure resulting from his/her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination, by the Executive for Good Reason, as defined in Paragraph (ii) below), after a written demand for substantial performance is delivered to the Executive by the Board of Directors, which demand specifically identifies the manner in which the Board

                                   SERP Trust

Company as they are incurred. If not paid by the Company, the Trustee may pay such amount from the Trust Fund (or may resign and pay its reasonable costs of resignation from the Trust Fund). If such amounts are paid from the Trust Fund, the Company shall reimburse all such amounts, plus interest at 6% per annum.

     Section 11. Replacement of Trustee.

     The Trustee may be removed at any time by the Company or may resign, in which case a new trustee shall be appointed by the Company.

     Section 12. Amendment or Termination.

     (a) The Trust hereby created shall be irrevocable. The Company hereby expressly waives all rights and powers, whether alone or in conjunction with others, (regardless of when or from what source, the Company may heretofore or hereafter have acquired such rights or powers) to alter, amend, revoke, or terminate the Trust created by this Trust Agreement or any of the terms of this Trust, in whole or in part, except as set forth in the following sentence. If this Trust is submitted to the Internal Revenue Service for a ruling and (i) if the Internal Revenue Service requires an amendment of the Trust for a favorable ruling, than the Trust may be amended by the Company and the Trustee in accordance with the amendments required by the Internal Revenue Service or (ii) if the Internal Revenue Service fails to give such a favorable ruling, then the Company may revoke this Trust.

                                2.1(R) EXHIBIT D

                                   SERP Trust

     Section 15. Binding Effect.

     This Trust Agreement shall be binding upon the successors in interest of each of the respective parties hereto. The Company agrees that it will not merge, consolidate, or otherwise be acquired by any other business entity unless and until the surviving business entity shall expressly assume and confirm in writing the obligations of the company under this Trust Agreement.

     Section 16. Gender and Number.

     Throughout this Trust Agreement, the masculine gender shall be deemed to include the feminine and the singular may include the plural, unless the context clearly indicates to contrary.

                        Restricted Shares Plan Agreement

shall require the Company to issue or transfer such shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     14. In connection with the shares awarded hereunder, it shall be a condition precedent to the Company's obligation to evidence the removal of any restrictions or transfer or lapse of any risk of forfeiture that the Employee make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer on such removal or lapse is made available to the Company for timely payment of such tax.

     15. The Employee represents that he or she is having the shares issued to him or her for his or her own account and not with a view to or for sale in connection with any distribution of the shares.

     16. Notwithstanding any other provision of this Agreement including, but not limited to, paragraphs 3, 4 and 5 hereof, all shares which have been granted pursuant to this Agreement which have not been delivered to the Employee because of the expiration date of the Restrictions shall vest in the Employee immediately before a "change of control" of the Company, as defined herein, free and clear of any restrictions, except the restrictions imposed by paragraphs 12 through 15 hereof. "Change of control" is hereby defined as follows:

     (i) the election to the board of directors of a majority of directors not nominated by the prior board of directors;

     (ii) the merger of the Company with or into any other corporation not controlled by the Company immediately before the merger;

     (iii) the sale of a majority of the assets of the Company to persons, firms or corporations not controlled by the Company immediately before the sale;


                                2.1(R) EXHIBIT E

                        Restricted Shares Plan Agreement

     (iv) the acquisition of a majority of the shares of the Company by persons not shareholders of the Company as of the date of this Agreement in one transaction or series of transactions;

     (v)  the liquidation or dissolution of the Company;

     (vi) any other transaction or reorganization similar to the foregoing which in the opinion of the Committee constitutes a "change of control" of the nature described in subparagraphs (i) through (v) hereof.

     However, if in the opinion of the Committee the vesting of the shares immediately before a change of control is not in the best interests of the Company or its shareholders, shares that have not been delivered to the Employee because of the expiration date of the Restrictions shall remain subject to the Restrictions imposed by paragraphs 3, 4 and 5 hereof. Upon the shares vesting in the Employee pursuant to this paragraph, share certificate(s) shall be delivered to the Employee pursuant to the procedures set forth in paragraphs 4 and 5 hereof.

     Executed at the place and on the date first above written.

                                          20TH CENTURY INDUSTRIES


                                          By  /s/ LOUIS W. FOSTER
                                            ------------------------------
                                             Louis W. Foster, Chairman


                                          By  /s/ JOHN R. BOLLINGTON
                                             -----------------------------
                                             John R. Bollington, Secretary


                                          --------------------------------
                                             "Employee"

20TH CENTURY INDUSTRIES & SUBSIDIARIES

SCHEDULE 2.1(S)

ITEM s(i)(c)

     FEDERAL INCOME TAX RETURNS WHICH HAVE NOT BEEN EXAMINED BY THE INTERNAL REVENUE SERVICE AND FOR WHICH THE PERIOD OF ASSESSMENT HAS NOT YET EXPIRED:
RETURNS FOR THE YEARS 1991, 1992, 1993.

     THE LAST IRS EXAMINATION WAS COMPLETED OCTOBER 23, 1991 (DATE OF LETTER FROM DISTRICT DIRECTOR WITH COPY OF EXAMINATION REPORT, FORM 4549-A) WITH NO CHANGES. IT COVERED THE YEARS: 1981 THROUGH 1986, AND 1988.

     STATE INCOME TAX RETURNS WHICH HAVE NOT BEEN EXAMINED BY THE CALIFORNIA FRANCHISE TAX BOARD AND FOR WHICH THE PERIOD OF ASSESSMENT HAS NOT YET EXPIRED:
RETURNS FOR THE YEARS 1990, 1991, 1992, 1993.

ITEM s(i)(a)

CALIFORNIA PREMIUM TAX -- YEARS 1989 AND 1990

     A DEFICIENCY ASSESSMENT WAS ISSUED BY THE CALIFORNIA STATE BOARD OF EQUALIZATION ON OCTOBER 8, 1993, AS FOLLOWS:

YEAR                DUE DATE    GROSS PREMIUMS    RATE       TAX      INTEREST*
- ----                --------    --------------    -----    -------    ---------
1989                 4/1/90       19,992,089       2.37%   473,813     217,164
1990                 4/1/91       14,751,589       2.46%   362,889     115,520
     AMOUNT DUE                                            836,702     332,684


* INTEREST TO OCTOBER 31, 1993.

THE DEFICIENCY ARISES BECAUSE THE COMPANY DID NOT PAY PREMIUM TAX ON
PREMIUMS WHICH WERE TO BE REBATED TO OUR POLICYHOLDERS UNDER PROP 103. THE DEPARTMENT OF INSURANCE CONTENDS WE SHOULD HAVE PAID THE PREMIUM TAX ON THOSE PREMIUMS BECAUSE WE DID NOT PAY THOSE REBATES BUT ONLY ACCRUED THE LIABILITY. WE TIMELY FILED A PETITION OF REDETERMINATION WITH THE SBE ON NOVEMBER 5, 1993, AND HAVE NOT HEARD ANYTHING FURTHER. IF WE LOSE THE APPEAL WE WOULD HAVE TO PAY ADDITIONAL INTEREST AS WELL AS A 10% PENALTY OF $83,670.

                                    EXHIBIT
                                       A

                                                                       EXHIBIT A

                         CERTIFICATE OF DETERMINATION
                                      OF
                           20TH CENTURY INDUSTRIES


__________________ and ___________________ certify that:

        1. They are the president and the secretary, respectively, of 20TH CENTURY INDUSTRIES, a California corporation (the "Corporation").

        2. The authorized number of shares of Series A Convertible Preferred Stock, par value $1.00 per share, is 265,000, none of which has been issued.

        3. The Board of directors of the Corporation has duly adopted the following resolution:

        WHEREAS, the articles of incorporation authorize the Preferred Stock of the Corporation to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series, now therefore it is

        RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

        Section 1. Designation and Rank. The series created and provided for hereby is designated as the Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock shall be identical in all respects with each other share of the Seried A Convertible Preferred Stock. Shares of the Series A Convertible Preferred Stock shall have a liquidation preference of $1,000 per share (the "Stated Value"). The Series A Convertible Preferred Stock shall rank prior to the Corporation's Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Corporation ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Convertible Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Series A Convertible Preferred Stock shall be junior to all outstanding debt of the Corporation. The Series A Convertible Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not prohibited by the Corporation's Articles of Incorporation, subject to the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock to the extent required pursuant to Section 8 hereof.

     Section 2. Number. The number of authorized shares of the Series A Convertible Preferred Stock shall initially consist of 265,000 shares of which 200,000 are to be issued initially. The Corporation shall not issue any of the authorized shares of Series A Convertible Preferred Stock after the initial issuance of 200,000 shares other than (i) pursuant to the provisions of Section 3(b) hereof, (ii) pursuant to Section 4.3 of the Investment and Strategic Alliance Agreement, dated as of October 17, 1994, between the Company and American International Group, Inc. (the "Investment Agreement"), in the event the Company elects to require the contribution of additional capital to the Company or (iii) otherwise upon the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof. Subject to any required approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof, the number of authorized shares of the Series A Convertible Preferred Stock may be increased by the further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and the filing of an officers' certificate pursuant to the provisions of the California General Corporation Law. The number of authorized shares of the Series A Convertible Preferred Stock shall not at any time be decreased below the aggregate number of such shares then outstanding and contingently issuable pursuant to Section 3(b) hereof or Section 4.3 of the Investment Agreement.

     Section 3. Dividends.

     (a) General. For the purposes of this Section 3, each ____________ _______, _______, ________ and _________ on which any Series A Convertible
Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date." The holders of Series A Convertible Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $90.00 per year on each share of Series A Convertible Preferred Stock and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date, provided that, for the purposes of computing such dividend payment, no interest or sum in lieu of interest shall accrue from such Dividend Due Date to the next Business Day following such Dividend Due Date). For purposes hereof, the term Business Day shall mean any day (except a Saturday or Sunday or any day on which banking institutions are authorized or required to close in The City of New York, New York or Los Angeles, California). Dividends on each share of Series A Convertible Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Series A Convertible Preferred Stock. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $90.00 annual rate. The record date for the payment of dividends on the Series A Convertible Preferred Stock shall in no event be more than sixty (60) days nor less than fifteen (15) days prior to a Dividend Due Date. Such dividends shall be payable in the form determined in accordance with subparagraph (b) below. Any such dividend payable in shares of Series A Convertible Preferred Stock shall be payable by delivery to such holders, at their respective addresses as they appear in the stock register, of certificates representing the appropriate number of duly authorized, validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock.

     (b) Form of Dividends. Dividends payable on any Dividend Due Date occurring prior to ______________, 1997 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof and regardless of when actually paid, be payable in shares of Series A Convertible Preferred Stock or, at the election of the Corporation contained in a resolution of the Board of Directors or such committee, in substitution in whole or in part for such shares of Series A Convertible Preferred Stock, in cash. The number of shares of Series A Convertible Preferred Stock so payable on any Dividend Due Date as a dividend per share of Series A Convertible Preferred Stock shall be equal to the product of one share of Series A Convertible Preferred Stock multiplied by a fraction of which the numerator is the amount of dividends that would have been payable on such share if such dividend were being paid in cash on such Dividend Due Date and the denominator is the Stated Value of such share. Dividends payable on any Dividend Due Date on or after ________________, 1997 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof, be payable in cash. Notwithstanding the foregoing, no fractional shares of Series A Convertible Preferred Stock, and no certificate or scrip or other evidence thereof, shall be issued, and any holder of Series A Convertible Preferred Stock who would otherwise be entitled to receive a fraction of a share of Series A Convertible Preferred Stock in accordance with this paragraph (b) (after taking into account all shares of Series A Convertible Preferred Stock then held by such holder) shall be entitled to receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Stated Value. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Convertible Preferred Stock on any subsequent Dividend Due Date. Any additional shares of Series A Convertible Preferred Stock issued pursuant to this paragraph (b) shall be governed by this resolution and shall be subject in all respects to the same terms as the shares of Series A Convertible Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in shares of Series A Convertible Preferred Stock) paid pursuant to this paragraph (b) shall be paid in equal pro rata proportions of such cash and/or shares of Series A Convertible Preferred Stock except as otherwise provided for the payment of cash in lieu of fractional shares.

     (c) Dividend Preference. On each Dividend Due Date all dividends which shall have accrued on each share of Series A Convertible Preferred Stock outstanding on such Dividend Due Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series A Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     If a dividend upon any shares of Series A Convertible Preferred Stock, or any other outstanding preferred stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in Junior Stock) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share of each such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Series A Convertible Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends, is in arrears: (i) no dividends, in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the Series A Convertible Preferred Stock as to dividends (other than dividends or distributions in Junior Stock); (ii) no stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (in each case, only so long as the Series A Convertible Preferred Stock is otherwise redeemable pursuant hereto), the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for, Junior Stock or (B) purchased or otherwise acquired for any consideration by the Corporation except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such Parity Stock), which offers shall each have been accepted by the holders of more than 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first of such purchase offers, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for, Junior Stock; and (iii) no stock ranking junior to the Series A Convertible Preferred Stock as to dividends may be redeemed, purchased, or otherwise acquired for consideration (including pursuant to sinking fund requirements) except by conversion into or exchange for Junior Stock.

     The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 3 and Section 7 below, purchase or otherwise acquire such shares at such time and in such manner. As used herein, "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries.

     Section 4. Redemption.

     (a) Optional Redemption. The Corporation, at its option, may redeem the shares of the Series A Convertible Preferred Stock, as a whole or from time to time in part, on any Business Day set by the Board of Directors (the "Redemption Date") at a redemption price per share equal to $3,000.00 plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be); provided, however, that, on and after the fifth anniversary of the date on which Series A Preferred Shares were first issued by the Corporation (the "Issuance Anniversary Date"), in the event that the closing price (as defined in Section 6(e)(viii)) of the Common Stock for 30 consecutive Trading Days ending not more than five days prior to the date of the notice of redemption is at least 180% of the Conversion Price then in effect, the Corporation may so redeem such shares at the following redemption price per share if redeemed during the twelve-month period beginning on the Issuance Anniversary Date in the year indicated below:

                                REDEMPTION
    YEAR                          PRICE
    ----                        ----------
    1999.....................     $1,050
    2000.....................      1,040
    2001.....................      1,030

                                REDEMPTION
    YEAR                          PRICE
    ----                        ----------
    2002.....................     $1,020
    2003.....................      1,010

and if redeemed at any time on or after the Issuance Anniversary Date in 2004 at $1,000 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be). The applicable amount payable upon redemption as provided in the immediately preceding sentence is hereinafter referred to as the "Redemption Price."

     (b) Notice, etc. (i) Notice of every redemption of shares of Series A Convertible Preferred Stock pursuant to this Section 4 shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the Redemption Date. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon the later of the Redemption Date or presentation and surrender of the shares of Series A Convertible Preferred Stock, that on and after the Redemption Date, dividends will cease to accumulate on such shares and that the right of holders to convert such shares, as provided in Section 6 hereof, shall terminate at the close of business on the Business Day immediately preceding the Redemption Date.

     (ii) In case of redemption of a part only of the shares of Series A Convertible Preferred Stock at the time outstanding, the redemption shall be pro rata. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series A Convertible Preferred Stock shall be redeemed from time to time.

     (iii) If such notice of redemption shall have been duly given and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company hereinafter referred to in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the Redemption Date, all shares so called for redemption shall no longer be deemed to be outstanding, dividends shall cease to accrue thereon and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time on and after the Redemption Date the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any State, shall have capital, surplus and undivided profits aggregating at least $500,000,000 according to its last published statement of financial condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (c) Status of Redeemed Shares. Shares of the Series A Convertible Preferred Stock which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

     Section 5. No Sinking Fund. The shares of Series A Convertible Preferred Stock, shall not be subject to mandatory redemption or the operation of any purchase, retirement, or sinking fund.

     Section 6. Conversion Privilege.

     (a) Conversion Right. The holder of any share of Series A Convertible Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including, but not after, the close of business on the Business Day immediately preceding the applicable Redemption Date, provided that no default by the Corporation in the payment of the applicable Redemption Price shall have occurred and be continuing on the Redemption Date) to convert such share on any Business Day into that number of fully paid and non-assessable Common Shares, without par value ("Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share of Common Stock) obtained by dividing $1,000.00 by the Conversion Price then in effect. The "Conversion Price" shall initially be equal to $11.33 and shall be subject to adjustment from time to time as set forth below.

     (b) Conversion Procedures. Any holder of shares of Series A Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock (the "Transfer Agent"), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names in which a certificate or certificates for Common Stock are to be issued.

     The Corporation covenants that it will, as soon as practicable after such deposit of certificates for Series A Convertible Preferred Stock accompanied by the written notice of conversion and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Price in effect on such date.

     (c) Certain Adjustments for Dividends. In the case of any share of Series A Convertible Preferred Stock which is surrendered for conversion after any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock and on or prior to the opening of business on the next succeeding Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the close of business on the next Business Day following such Dividend Due Date), the dividend due on such date shall be payable on such date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Shares of Series A Convertible Preferred Stock surrendered for conversion during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock immediately preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall, except in the case of shares of Series A Convertible Preferred Stock which have been called for redemption on a Redemption Date within such period, be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation in an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Convertible Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Convertible Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall be payable on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, on the next Business Day following such Dividend Due Date) to the holder of record of such share on such record date notwithstanding the conversion of such share of Series A Convertible Preferred Stock after such record date and prior to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date), and the holder converting such share of Series A Convertible Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series A Convertible Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate representing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Current Market Price per share of the Common Stock.

     (e) Anti-Dilution Adjustments. The Conversion Price shall be adjusted from time to time as follows:

          (i) In case the Corporation shall pay or make a dividend in shares of Common Stock on any class of capital stock of the Corporation, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of shareholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (ii) In case the Corporation shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to holders of the Series A Convertible Preferred Stock upon conversion) at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (A) the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common

     Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (B) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Conversion Price with respect to any Series A Preferred Shares not previously converted into Common Stock shall be readjusted such that the Conversion Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Conversion Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Conversion Price to exceed the Conversion Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this Section 6(e) that may have been made since the date of the issuance of such rights, options or warrants).

          (iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in clause (ii) of this Section 6(e), any dividend or distribution paid exclusively in cash and any dividend referred to in clause (i) of this Section 6(e)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause (A) being hereinafter referred to as the "Adjusted Market Price") and (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.

          (v) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed and adjusted for as part of a distribution referred to in clause (iv) of this Section 6(e)) in an aggregate amount that, combined together with (I) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi) of this Section 6(e) has been made and (II) the aggregate of any cash plus the fair market value as of the last time tender could have been made pursuant to such tender offer, as it may have been amended (such time, the "Expiration Time") of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause
     (v) or clause (vi) of this Section 6(e) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares or Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of such date for determination.

        (vi) In case a tender offer (the "Tender Offer") made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and the Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration
Time of such tender offer that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no asjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made and (II) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time of the Tender Offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (i) the numerator of which shall be equal to
(A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (II) the number of shares of Common Stock outstandindg (including any tendered shares) at the Expiration Time of the Tender Offer less (B) the amount of cash plus the the fair market value (determined as aforesaid) of the aggregate consideration payable to shareolders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of

Purchased Shares as defined below, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (vii) The reclassification of Common Stock into securities other than Common Stock shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (iv) of this
Section 6(e)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) of this Section 6(e) above).

     (viii) For the purpose of any computation under clause (ii),(iv), (v), (vi) or (vii) of this Section 6(e), the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution or the date of the expiration of the tender offer requiring such computation. For this purpose, the term "Ex Date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price ("closing price") for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose.

     (f) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 6(f)) would require an increase or decrease of at least one percent in such Conversion Price; provided, however, that any adjustments which by reason of this Section 6(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be.

     (g) Whenever the Conversion Price is adjusted as herein provided:

           (i) the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(e) and shall prepare a certificate signed by the treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any Transfer Agent; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the security register.

     (h) In case:

           (i) the Corporation shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Conversion Price to take place pursuant to Section 6(e) above); or

          (ii) the Corporation or any Subsidiary shall make a tender offer for the Common Stock (other than a tender offer that would not cause an adjustment to the Conversion Price pursuant to clause (v) or (vi) of
     Section 6(e)); or

         (iii) the Corporation shall authorize the granting to all holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class; or

          (iv) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

           (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then the Corporation shall cause to be filed with any Transfer Agent, and shall cause to be mailed to all holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the security register, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) of this
     Section 6(h).

        (i) Nonassessability of Common Stock. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Series A convertible Preferred Stock will upon issue be fully paid and nonassessable.

        (j) Reservation of Shares; Transfer tax; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock, free from preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

        If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Convertible Preferred Stock hereunder require registration with or approval of any governmental authourity under any Federal or State law before such shares may be issued upon conversion, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation covenants that it will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

        The Corporation covenants that it will pay any and all issue or other taxes that maybe payable in respect of any issue or delivery of shares of Connon Stock on conversion of the Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Commom Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporaton the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, if any, the Corporation covenants that it will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

     (k) Other Changes in Conversion Price. The Corporation may, but shall not be obligated to, make such decreases in the Conversion Price, in addition of those required or allowed by this Section 6, as shall be determined by it, as evidenced by a resolution of the Board, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of any capital stock of the Corporation or issuance of rights, options or warrants to purchase or subscribe for any such stock or from any event treated as such for income tax purposes.

     Section 7. Liquidation Rights.

     (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of the Series A Convertible Preferred Stock shall be entitled, before any payment or distribution shall be made on Junior Stock, to be paid in full an amount equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends (whether or not earned or declared), and no more. After payment of the full amount of such liquidation distribution, the holders of the Series A Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Insufficient Assets. (i) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series A Convertible Preferred Stock and any other stock of the Corporation ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Convertible Preferred Stock (collectively, "Liquidation Parity Stock"), shall be insufficient to pay in full the preferential amount set forth in subparagraph (a) above and liquidating payments on all Liquidation Parity Stock, then assets of the Corporation remaining after the distribution to holders of any Senior Stock then outstanding of the full amounts to which they may be entitled, or the proceeds thereof, shall be distributed among the holders of the

Series A Convertible Preferred Stock and all such Liquidation Parity Stock ratably in accordance with the respective amount which would be payable on such shares of Series A Convertible Preferred Stock and any such Liquidation Parity Stock if all amounts payable thereon were paid in full (which, in the case of such other stock, may include accumulated dividends).

     (ii) In the event of any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Convertible Preferred Stock of the liquidation distribution to which they are entitled pursuant to subparagraph (a) above, no dividend or other distribution shall be made to the holders of any Junior Stock and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of any Junior Stock, other than any such dividend or distribution consisting solely of, or purchase, redemption or acquisition for consideration consisting solely of, shares of Junior Stock.

     (c) Definition. Neither the consolidation nor the merger of the Corporation into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.

     Section 8. Voting Rights.

     (a) No Vote Except as Provided. Except as otherwise expressly provided herein or required by law, no holder of shares of Series A Convertible Preferred Stock shall have or possess any right to notice of shareholders' meetings or any vote (whether at such a meeting or in writing without a meeting) with respect to any shares of Series A Convertible Preferred Stock held by such holder on any matter.

     (b) Election of Directors. At any meeting of shareholders for the election of directors of the Corporation (or, in lieu thereof, by the unanimous written consent of the outstanding shares of Series A Convertible Preferred Stock), the holders of Series A Convertible Preferred Stock shall have the right, voting or consenting separately as a series, to the exclusion of the holders of the Corporation's Common Stock or any other series of Preferred Stock or any other class or series of capital stock of the Corporation, to elect the Applicable Number (as hereinafter defined) of directors of the Corporation (each a "Series A Director"). Any Series A Director may be removed by, and (except as provided elsewhere in this paragraph (b)) shall not be removed without cause (or, except to the extent required by law, with cause) except by, the vote or consent of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Stock, as the case may be. Any vacancy in the office of a Series A Director may be filled only by the vote or consent of the holders of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Preferred Stock, as the case may be or, in the case of a vacancy created by removal of a Series A Director, as provided above, at the same meeting at which such removal shall be voted or by written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock. In no instance shall the Board of Directors of the Corporation have the power to fill any vacancy in the office of a Series A Director. Whenever holders of the Series A Convertible Preferred Stock shall cease to be entitled to elect the then established Applicable Number of directors, then and in any such case such Series A Director or Directors as shall be designated by majority vote of the holders of the Series A Convertible Preferred Stock shall, without any further action, immediately cease to be a director of the Corporation. As used herein, the Applicable Number at any time shall mean the smallest whole number that is greater than or equal to the product of (i) 2/11 and (ii) the total number of directors at such time (including the directors that the holders of Series A Preferred Stock are entitled to elect at such time); provided, however, the Applicable Number shall be reduced by the minimum number of directorships in order that the sum of (i) the Applicable Number and
(ii) the minimum whole number of directors which can be elected (through the application of cumulative voting) by shares of Common Stock (x) obtained upon conversion of the Series A Convertible Preferred Stock or exercise of the Series A Warrants and (y) held of record by the holder (or subsidiaries thereof) not equal or exceed a majority of the total number of directors of the Company.

     (c) Certain Actions. So long as any shares of the Series A Convertible Preferred Stock shall remain outstanding, the consent of the holders of a majority of the shares of the Series A Convertible Preferred Stock at the time outstanding, acting as a separate series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) The authorization, creation, issuance or sale of any shares of any class or series of capital stock of the Corporation which shall rank senior to the Common Stock of the Corporation which shall rank senior to the Common Stock of the Corporation as to dividend rights or rights upon liquidation, winding up or dissolution of the Corporation, whether such capital stock shall constitute Senior Stock, Parity Stock (including Series A Convertible Preferred Stock) or Junior Stock, or otherwise, or any security convertible thereinto or exchangeable therefor or representing the right to acquire any of the foregoing; provided, however, that no such consent is or shall be necessary for the authorization, creation, issuance or sale of (A) additional shares of Series A Convertible Stock issuable, at the election of the Company, pursuant to Section 4.3 of the Investment Agreement or (B) additional shares of Series A Convertible Preferred Stock payable as a dividend in accordance with Section 3(b) above (including, without limitation, such shares payable as a dividend upon additional shares issued as contemplated by clause (A) of this paragraph (i));

          (ii) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the By-laws of the Corporation (including any adoption of a Certificate of Determination of any series of stock of the Corporation);

          (iii) The merger or consolidation of the Corporation with or into, or the sale or conveyance of all or substantially all of the assets of the Corporation to, any person or entity (provided, however, that on and after the third anniversary of the Issuance Anniversary Date, in lieu of the right to vote on or consent with respect to the actions specified in this paragraph (iii) as a separate series, the Series A Convertible Preferred Stock shall have the right to vote or consent together with the Common Stock, as a single class, and in any such vote or consent a holder of shares of Series A Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock (rounded down to the nearest share) into which such shares of Series A Convertible Preferred Stock are convertible on the date the vote is taken or consent is given); or

          (iv) Any dividend or other distribution to all holders of its Common Stock of cash or property or any purchase or acquisition by the Corporation or any of its subsidiaries of its Common Stock in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv) and (B) the aggregate of any cash plus the fair market value of consideration payable in respect of any purchase or acquisition by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv), exceeds 15% of the product of the Current Market Price per share of the Common Stock of the Corporation on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date;

     provided, however, that no such consent of the holders of the Series A Convertible Preferred Stock shall be required if, at or prior to the time when any such action of the type referred to in subparagraphs (i), (ii),
     (iii) and (iv) of this Section 8 is to take effect, provision is made for the redemption of all shares of the Series A Convertible Preferred Stock at the time outstanding and deposit of the aggregate Redemption Price is made pursuant to Section 4(b)(iii).

           Section 9. Preemptive Rights. In the event the Company intends to issue and sell shares of Common Stock in a public offering as contemplated by Section 8.10 of the Investment Agreement, the Company shall first provide the holders of Series A Convertible Preferred Stock 60 day's prior written notice of such intent. At the holder's election, each holder of Series A Convertible Preferred Stock has the preemptive right to participate in such Common Stock offering up to the holder's fully converted/exercised interest in the Common Stock of the Company at the per share price received by the Company (i.e., without underwriters' discount) in such public offering. For purposes of the foregoing, the holder's fully converted/exercised interest in the Common Stock shall equal the quotient of (I) the number of shares of Common Stock beneficially owned or obtainable by the holder and its affiliates by virtue of ownership of the Series A Preferred Shares (including any additional shares actually issued by virtue of the provision permitting payment of dividends in kind on the Series A Preferred Shares) and the Series A Warrants and conversion or exercise thereof divided by (II) the sum of (A) the total number of shares of Common Stock of the Company then outstanding plus (B) the number of shares referred to in (I). This preemptive right shall terminate when this security is not held by American International Group, Inc. or subsidiaries or affiliates thereof.

     Section 10. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Convertible Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation of the Corporation, as amended. Without limitation of the foregoing, the shares of Series A Convertible Preferred Stock shall have no preemptive or subscription rights.

     Section 11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 12. Severability of Provisions. If any right, preference or limitation of the Series A Convertible Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                               *      *      *

______________ declares under penalty of perjury under the laws of the State of California that he [she] has read the foregoing certificate and knows the contents thereof and that the same is true of his [her] own knowledge.

Dated:

                                          /s/
                                          ----------------------------------

______________ declares under penalty of perjury under the laws of the State of California that he [she] has read the foregoing certificate and knows the contents thereof and that the same is true of his [her] own knowledge.

Dated:

                                          /s/
                                          ----------------------------------

                                   EXHIBIT
                                      B

                                                                       EXHIBIT B

                         [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AND STRATEGIC ALLIANCE AGREEMENT (THE "AGREEMENT"), DATED AS OF OCTOBER 17, 1994, BY AND AMONG 20TH CENTURY INDUSTRIES (THE "COMPANY") AND AMERICAN INTERNATIONAL GROUP, INC. ("INVESTOR"). A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                                  16,000,000

                              SERIES A WARRANTS

                                 to Purchase

                                     One*

                                    Share

                                      of
                         Common Stock (no par value)

                                      of

                           20th CENTURY INDUSTRIES

                           Price: $13.50* per share

- ---------------
* Subject to adjustment on the Closing Date to reflect any antidilution adjustment that would have occurred pursuant to the terms of the Series A Warrant had the Series A Warrant been issued on the date of the Investment Agreement.

     This certifies that, for value received, American International Group, Inc., a Delaware corporation (the "Investor"), or its registered assigns (each, a "Holder") is entitled to purchase, subject to the provisions of these Series
A Warrants and the Investment Agreement (as defined below), from 20th Century Industries, a corporation duly organized and existing under the laws of the State of California (the "Company"), at any time on or after the Effective Date (as defined below) and on or before the Expiration Date (as defined below), one* (the "Warrant Number") fully paid and nonassessable share of Common Stock, no par value (the "Common Stock"), of the Company at an exercise price of $13.50* per share (the "Exercise Price") pursuant to each of the 16,000,000 Series A Warrants evidenced hereby. The Warrant Number and the Exercise Price are subject to adjustment from time to time as set forth in Section 7 and Section 8. These warrants are the Series A Warrants referred to in Section 1.1 of the Investment and Strategic Alliance Agreement, dated as of October 17, 1994, by and between the Company and the Investor (the "Investment Agreement").

     As used herein, the term Effective Date means, with respect to all or a portion of these Series A Warrants, as the case may be, the first anniversary of the Closing

- ---------------
*  Subject to adjustment as described in note * on cover page.

Date; provided, however, that in the event that the Investor makes a contribution to the capital of the Company pursuant to Section 4.3 of the Investment Agreement prior to the first anniversary of the Closing Date, the Effective Date shall be the second anniversary of the Closing Date; provided, however, the Effective Date may be accelerated to be an earlier date in the event the Company's Board of Directors approve such; and provided, further, however, the Effective Date shall be accelerated to such date that the Investor is entitled to acquire additional securities of the Company pursuant to Section 6.1(B) of the Investment Agreement prior to the third anniversary of the Closing Date thereunder.

     As used herein, the term Expiration Date means, with respect to all or a portion of these Series A Warrants, as the case may be, the thirteenth anniversary of the Closing Date.

     Section 1. Definitions. Except as otherwise specified herein, defined terms herein, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in the Investment Agreement.

     Section 2. Exercise of Series A Warrants. Subject to the provisions hereof, these Series A Warrants may be exercised, at any time on or after the Effective Date and on or before the Expiration Date, by presentation and surrender hereof to the Company at the office or agency of the Company maintained for that purpose pursuant to Section 9 (the "Warrant Office") with the purchase Form substantially in the form annexed hereto as Exhibit A (the "Purchase Form") and accompanied by payment to the Company, for the account of the Company, of the Exercise Price for the number of shares specified in such Purchase Form. These Series A Warrants may be exercised in whole or in part and, if exercised in part, the unexercised Series A Warrants may be exercised on a subsequent date or dates on or before the Expiration Date. The Company shall keep at the Warrant Office a register for the registration and registration of transfer of Series A Warrants. The Exercise Price for the number of shares of Common Stock specified in the Purchase Form shall be payable in United States dollars by bank check or wire transfer of immediately available funds to an account designated by Company for this purpose.

     Upon receipt by the Company of any of this Warrant at the Warrant Office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall issue certificate(s) for the shares of Common Stock issuable upon exercise and, if exercised in part, a new warrant certificate representing the remaining unexercised Series A Warrants, and deliver such to the Holder. The Company shall pay all expenses, and any and all stamp or similar taxes that may be payable in connection with the preparation, issuance and delivery of stock certificates and any new warrant certificate under this Section 2 (collectively, "Taxes"); provided, however, that the Company shall not be required to pay any Taxes which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder. No issuance or delivery to a party other than a Holder shall be made unless and until that party has paid to the Company such Taxes or has established to the satisfaction of the Company that Taxes have been paid.

     All shares of Common Stock issued upon exercise of these Series A Warrants shall be duly authorized and validly issued, fully paid and nonassessable.

     Section 3. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that there shall be reserved for issuance and delivery upon exercise of these Series A Warrants, free from preemptive rights, the number of shares of authorized but unissued shares of Common Stock, or other stock or securities deliverable pursuant to paragraph (i) of Section 7, as shall be required for issuance or delivery upon exercise of these Series A

Warrants. The Company further agrees that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company agrees that before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of Common Stock issuable upon exercise hereof, the Company will from time to time take all such action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

     Section 4. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon exercise of these Series A Warrants but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

     Section 5. Loss of Series A Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Series A Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Series A Warrants, if mutilated, the Company will execute and deliver new

Series A Warrants of like tenor and date. Any new Series A Warrants executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Series A Warrants so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     Section 6. Rights of the Investor. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

     Section 7. Antidilution Provisions. The Exercise Price and the Warrant Number shall be subject to adjustment from time to time as provided in this
Section 7 and in Section 8.

     (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (b) In case the Company shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to Holders of the Series A Warrants upon exercise) at a price per share less than the Current Market Price (as defined in subsection (k) of this Section 7) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (A) the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which the numerator shall be the number of shares Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause 7(b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, and
(B) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Exercise Price with respect to any Series A Warrants not theretofore exercised shall be readjusted such that the Exercise Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Exercise Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Exercise Price to exceed the Exercise Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this clause 7(b) that may have been made since the date of the issuance of such rights, options or warrants).

     (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in clause
(b) of this Section 7, any dividend or distribution paid exclusively in cash and any dividend referred to in clause (a) of this Section 7), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause (A) being hereinafter referred to as the "Adjusted Market Price") and (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed and adjusted for as part of a distribution referred to in clause (d) of this Section
7) in an aggregate amount that, combined together with (A) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (e) or clause (d) of this Section 7 has been made and (B) the aggregate of any cash plus the fair market value as of the last time tender could have been made pursuant to such tender offer, as it may have been amended (such time, the "Expiration Time") of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (e) or clause (f) of this Section 7 has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of such date for determination.

    (f) In case a tender offer (a "Tender Offer") made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire (the "Expiration Time") and the Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such Tender Offer that combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (e) of this Section 7 or this clause (f) has been made and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (e) of this Section 7 or this clause (f) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the next Business Day after the date of the Expiration Time of the Tender Offer, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (A) the numerator of which shall be equal to (x) the product of (i) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (ii) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of

Purchased Shares as defined below, and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum. For purposes of this Section 7, the term "Purchased Shares" shall mean such shares as are deemed so accepted up to any such maximum.

     (g) The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in paragraph
(i) below) of Common Stock into securities other than Common Stock shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (d) of this Section 7, and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of

Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (c) of this Section 7 above).

     (h) The Company may make such reductions in the Exercise Price, in addition to those required by paragraphs (a), (b), (c), (d), (e), (f) and (g) of this
Section 7, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (i) In case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, at the election of the Holder of Series A Warrants represented hereby, the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder, providing that the Holder shall have the right thereafter, during the period such Series A Warrants shall be outstanding to exercise such Series A Warrants into the kind and amount (if any) of securities, cash and other properly receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Series A Warrants might have been converted immediately prior to such consolidation, merger, sale or transfer. If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 7 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (A) 20 Business Days after Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or if no such information is required, 20 Business Days after the Company notified the Holder of all material facts concerning such specifications and (B) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common

Stock not affiliated with the Company or the other person to the merger or consolidation. Such new Series A Warrants shall provide for adjustments which, for events subsequent to the effective date of such new Series A Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7 and Section 8. The above provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (j) Whenever there shall be any change in the Exercise Price hereunder, then there shall be an adjustment (to the nearest thousandth of a share) in the Warrant Number, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Exercise Price by a fraction of the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

     (k) For the purpose of any computation under clause (b), (d), (e), (f) or
(g) of this Section 7, the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days (as defined below) ending on the earlier of the day in question and the day before the

Ex Date (as defined below) with respect to the issuance, payment or distribution or the date of the expiration of the tender offer requiring such computation. For this purpose, the term "Ex Date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose. For purposes of Section 7, the term "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York or Los Angeles, California.

     (1) No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reasons of this Section 7(1)) would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Section 7(1) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(1) shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be. Notwithstanding the foregoing, any adjustment required by this
Section 7(1) shall be made no later than the earlier of three years from the date of the transaction which mandates such adjustment or the expiration of the right to exercise the Series A Warrants or a portion thereof.

     (m) Whenever the Exercise Price is adjusted as herein provided:

         (A) the Company shall compute the adjusted Exercise Price in accordance with Section 7 and shall prepare a certificate signed by the treasurer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any transfer agent; and

          (B) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders of Series A Warrants at their last addresses as they shall appear in the register required to be kept pursuant to Section 2 hereof.

     (n) In case:

          (A) the Company shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Exercise Price to take place pursuant to
     Section 7 above);

          (B) the Company or any of its subsidiaries shall make a tender offer for the Common Stock (other than a tender offer that would not cause an adjustment to the Exercise Price pursuant to clause (e) or (f) of Section
     7);

          (C) the Company shall authorize the granting to all Holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

          (D) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (E) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with any warrant agent, and shall cause to be mailed to all Holders of the Series A Warrants at their last addresses as they shall appear in the register required to be kept for that purpose by
Section 2 hereof, at least 20 days (or 10 days in any case specified in clause
(A) or (B) above) prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (A) through (E) of this Section 7(n).

          Section 8. Excess Loss Amount Adjustment. In the event that the Excess Loss Amount (as defined in Section 4.2 of the Investment Agreement) exceeds $95,000,000, the Exercise Price per share shall be reduced by an amount equal to $.08 for each $1,000,000 of Excess Loss Amount in excess of $95,000,000; provided, however, that the Exercise Price shall not hereby be reduced to less than $1.00; provided, further, however, that no reduction in the Exercise Price shall be made as a result of any increase in the aggregate Excess Loss Amount reported in any financial statements following the 1995 year-end financial statements of the Company. The aggregate Excess Loss Amount shall be calculated on the earlier of (i) any exercise of the Series A Warrants or (ii) otherwise, a quarterly basis and the appropriate reduction in the Exercise Price shall then be made.

     Section 9. Maintenance of Warrant Office. The Company will maintain an office or agency in Los Angeles, California, where these Series A Warrants may be presented or surrendered for split-up, combination, registration of transfer, or exchange and where notices and demands to or upon the Company in repect of these Series A Warrants may be served.

     Section 10. Assignments of Transfers. Transfers and assignments of these Series A Warrants are subject to the prohibitions on transfer set forth in the Investment Agreement and applicable state and federal securities laws.

     Section 11. Notices. Notices under these Series A Warrants to the Company and the Investor shall be provided in the manner, and to the addresses of the Company and the Investor, set forth in the Investment Agreement.

     Section 12. Governing Law. These Series A Warrants shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to principles of conflicts of law.

                                          20TH CENTURY INDUSTRIES
     [Seal]
                                          By
                                            ---------------------
ATTEST:

- ----------------------------------
             Secretary

                                 PURCHASE FORM

     The undersigned hereby irrevocably elects to exercise ____________ Series A Warrants to purchase ______________ shares of Common Stock, no par value, of 20th Century Industries, and hereby makes payment of the Exercise Price of $______________.

Dated:  ___________________________________, 19____.

Instructions for Registration of Stock

     Name _____________________________________________________________________
                       (please typewrite or print in block letters)
     Address __________________________________________________________________

                                   EXHIBIT
                                      C

                                                                       EXHIBIT C

                       QUOTA SHARE REINSURANCE AGREEMENT

                                    BETWEEN

                         20TH CENTURY INSURANCE COMPANY
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      and

                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

PREAMBLE

The Reinsurer hereby agrees to reinsure the Company in respect of the Company's net liability under all policies, contracts and binders of insurance (hereinafter referred to as "policies") issued during the term of this Agreement subject to the following terms and conditions:

                                   ARTICLE I

TERM

This Agreement shall be effective from 12:01 A.M., pacific standard time, January 1, 1995 and shall remain continuously in force through December 31, 1999. The Reinsurer has the option to renew this agreement annually for four additional years by notifying the company prior to December 31, 1999 or prior to the expiration date of any reinsurer.

                                   ARTICLE II

PARTICIPATION

The Company shall cede and the Reinsurer shall accept 10% of the Company's net liability for losses on policies effective during the term of this Agreement. As consideration, the Reinsurer shall receive a 10% share of the net written premiums, less ceding commission as described in Article III, generated by such policies. In the event the Reinsurer elects to renew this Agreement for annual periods following December 31, 1998 the participation shall be 8% on the first renewal, 5% on the second renewal, 4% on the third renewal and 2% on the fourth renewal.

                                  ARTICLE III

COMMISSION

The Reinsurer shall allow the Company's commission of 10.8% of the ceded written premium for policies with effective dates from January 1, 1995 and through December 31, 1995. For policies with effective dates in each subsequent underwriting year, the

                                          QUOTA SHARE REINSURANCE AGREEMENT
                                          20TH CENTURY/NATIONAL UNION
                                          EFFECTIVE OCTOBER 1, 1994      PAGE 2


commission shall be equal to the rate of the Company's incurred underwriting expenses (as recorded in the Company's statutory statement) to net written premium for the prior calendar year.

                                   ARTICLE IV

REPORTS AND ACCOUNTS

1. The Company shall furnish within forty-five days after the close of each calendar quarter an account reflecting the following separately for each underwriting year:

   A. Net written premium ceded during the quarter (credited).

   B. Commission on the ceded premium (debited).

   C. Net paid losses (debited).

   D. Net paid adjustment expenses (debited).

   E. Net outstanding Losses.

   F. Net unearned premium.

   If the balance of A through D is a credit such amount shall be remitted with the account. If the balance of A through D is a debit, the Reinsurer shall remit such amount within 15 days of receipt of the account. Accounts by line of business shall also be provided by the Company including the aforementioned information.

                                   ARTICLE V

DEFINITION

Underwriting year shall mean all policies with effective dates from 12:01 AM, pacific standard time, January 1st through December 31st of each calendar year.

Net written premium or net losses shall mean the gross amount less deductions for all other reinsurance.

CURRENCY

All premium and loss payments hereunder shall be in United States currency.

                                   ARTICLE VI

ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have free access at all reasonable times to such books and records of those Divisions, Departments and Branch Offices of the Company which are directly involved with the subject matter business of this Agreement as shall reflect premium and loss transactions of the Company for the purpose of obtaining any and all information concerning this

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            20TH CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 3


Agreement or the subject matter hereof. All non-public information provided in the course of the inspection shall be kept confidential by the Reinsurer as against third parties.

                                  ARTICLE VII

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor. Immediately upon demand, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendancy of a claim against the Company which would involve a possible liability on the part of the Reinsurer, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendancy of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE VIII

ARBITRATION

A. All disputes or differences arising out of the interpretation of this Agreement shall be submitted to the decision of two arbitrators, one to be chosen by each party, and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired executive officials of fire or casualty insurance or reinsurance companies or Underwriters at Lloyd's, London. If either of the parties fails to appoint an arbitrator within one month after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire within one month of a request in writing by either of them to do so, such arbitrator or umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.

B. The arbitration proceeding shall take place in the city in which the Company's Head Office is located. The applicant shall submit its case within one month after the appointment of the court of arbitration, and the respondent shall submit its reply within one month after the receipt of the claim. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of law. They shall settle any dispute under the Agreement according to an equitable rather than a strictly legal interpretation of the terms.

                                             QUOTA SHARE REINSURANCE AGREEMENT
                                             20TH CENTURY/NATIONAL UNION
                                             EFFECTIVE OCTOBER 1, 1994    PAGE 4


C. Their written decision shall be provided to both parties within ninety days of the close of arbitration and shall be final and not subject to appeal.

D. Each party shall bear the expenses of his arbitrator and shall jointly and equally share with the other the exercises of the umpire and of the arbitration.

E.  This Article shall survive the termination of this Agreement.

                                   ARTICLE IX

ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

                                   ARTICLE X

LOSS & LOSS ADJUSTMENT EXPENSE

A. The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses. All such adjustments, settlements, and compromises, shall be binding on the Reinsurer in proportion to its participation. The Company shall likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefor shall be shared by the Reinsurer proportionately. The Reinsurer shall, on the other hand, benefit proportionately from all reductions of losses by salvage, compromise or otherwise.

                                   ARTICLE XI

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company where the ultimate net loss includes any extra contractual obligations. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of the Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trail of any action against it's insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action. The Reinsurer's liability for extra contractual obligations shall not exceed their participation of the maximum limit of liability on the policy from which the extra contractual obligation arises.

The date on which any extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

                                             QUOTA SHARE REINSURANCE AGREEMENT
                                             20TH CENTURY/NATIONAL UNION
                                             EFFECTIVE OCTOBER 1, 1994    PAGE 5


However, this Article shall not apply where the loss has been incurred due to fraud or a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                 ARTICLE XII

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums, or on account of losses or otherwise, due from such party to the other party hereto under this Agreement.

                                  ARTICLE XIII

TERMINATION

Either party may terminate this Agreement with thirty days notice in the event that:

1. One party should at any time become insolvent, or suffer any impairment of capital, or file a petition in bankruptcy, or go into liquidation or rehabilitation, or have a receiver appointed, or be acquired or controlled by any other insurance company or organization or,

2. Any law or regulation of any Federal or any State or any Local Government of any jurisdiction in which the Company is doing business should render illegal the arrangements made herein, or

3.  With the agreement of the other party.

In the event of termination, the Reinsurer shall refund to the Company the applicable unearned premium minus the ceding commission and shall continue to remain liable for all losses occurring prior to the date of termination. However, if this Contract shall terminate while a loss occurrence covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Reinsurer is responsible for its proportion of the entire loss.

                                 ARTICLE XIV

TAX

In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States or to the District of Columbia.

                                             QUOTA SHARE REINSURANCE AGREEMENT
                                             20TH CENTURY/NATIONAL UNION
                                             EFFECTIVE OCTOBER 1, 1994    PAGE 6


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



In ________________________________ this ______________ day of ___________ 199 .

                         20TH CENTURY INSURANCE COMPANY

By: _________________________________ Title:____________________________________


and in ____________________________ this ______________ day of ___________ 199 .

                       QUOTA SHARE REINSURANCE AGREEMENT

                                    between

                         21ST CENTURY CASUALTY COMPANY
                   (hereinafter referred to as the "Company")

                                      and

                  (hereinafter referred to as the "Reinsurer")

PREAMBLE

The Reinsurer hereby agrees to reinsure the Company in respect of the Company's net liability under all policies, contracts and binders of insurance (hereafter referred to as "policies") issued during the term of this Agreement subject to the following terms and conditions:

                                   ARTICLE I

TERM

This Agreement shall be effective from 12:01 AM, pacific standard time, January 1, 1995 and shall remain continuously in force through December 31, 1999. The Reinsurer has the option to renew this agreement annually for four additional years by notifying the company prior to December 31, 1999 or prior to the expiration date of any renewal.

                                   ARTICLE II

PARTICIPATION

The Company shall cede and the Reinsurer shall accept 10% of the Company's net liability for losses on policies effective during the term of this Agreement. As consideration, the Reinsurer shall receive a 10% share of the net written premiums, less ceding commission as described in Article III, generated by such policies. In the event the Reinsurer elects to renew this Agreement for annual periods following December 31, 1999 the participation shall be 8% on the first renewal, 6% on the second renewal, 4% on the third renewal and 2% on the fourth renewal.

                                  ARTICLE III

COMMISSION

The Reinsurer shall allow the Company a commission of 10.8% of the ceded written premium for policies with effective dates from January 1, 1995 and through December 31, 1995. For policies with effective dates in each subsequent underwriting year, the

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            21ST CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 2


commission shall be equal to the rate of the Company's incurred underwriting expenses (as recorded in the Company's statutory statement) to net written premium for the prior calendar year.

                                   ARTICLE IV

REPORTS AND ACCOUNTS

1. The Company shall furnish within forty-five days after the close of each calendar quarter an account reflecting the following separately for each underwriting year.

   A. Net written premium ceded during the quarter (credited).

   B. Commission on the ceded premium (debited).

   C. Net paid losses (debited).

   D. Net paid adjustment expenses (debited).

   E. Net outstanding Losses.

   F. Net unearned premium.

   If the balance of A through D is a credit such amount shall be remitted with the account. If the balance of A through D is a debit, the Reinsurer shall remit such amount within 15 days of receipt of the account. Accounts by line of business shall also be provided by the Company including the aforementioned information.

                                   ARTICLE V

DEFINITION

Underwriting year shall mean all policies with effective dates from 12:01 AM, pacific standard time, January 1st through December 31st of each calendar year.

Net written premium or net losses shall mean the gross amount less deductions for all other reinsurance.

CURRENCY

All premium and loss payments hereunder shall be in United States currency.

                                   ARTICLE VI

ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have free access at all reasonable times to such books and records of those Divisions, Departments and Branch Offices of the Company which are directly involved with the subject matter business of this Agreement as shall reflect premium and loss transactions of the Company for the purpose of obtaining any and all information concerning this

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            21ST CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 3


Agreement or the subject matter hereof. All non-public information provided in the course of the inspection shall be kept confidential by the Reinsurer as against third parties.

                                  ARTICLE VII

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, immediately upon demand, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurer, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE VIII

ARBITRATION

A. All disputes or differences arising out of the interpretation of this Agreement shall be submitted to the decision of two arbitrators, one to be chosen by each party, and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired executive officials of fire or casualty insurance or reinsurance companies or Underwriters at Lloyd's, London. If either of the parties fails to appoint an arbitrator within one month after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire within one month of a request in writing by either of them to do so, such arbitrator or umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.

B. The arbitration proceeding shall take place in the city in which the Company's Head Office is located. The applicant shall submit its case within one month after the appointment of the court of arbitration, and the respondent shall submit its reply within one month after the receipt of the claim. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of law. They shall settle any dispute under the Agreement according to an equitable rather than a strictly legal interpretation of its terms.

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            21ST CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 4


C. Their written decision shall be provided to both parties within ninety days of the close of arbitration and shall be final and not subject to appeal.

D. Each party shall bear the expenses of his arbitrator and shall jointly and equally share with the other the expenses of the umpire and of the arbitration.

E.  This Article shall survive the termination of this Agreement.

                                   ARTICLE IX

ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

                                   ARTICLE X

LOSS & LOSS ADJUSTMENT EXPENSE

A. The Company alone and at its full discretion shall adjust settle or compromise all claims and losses. All such adjustments, settlements, and compromises, shall be binding on the Reinsurer in proportion to its participation. The Company shall likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefor shall be shared by the Reinsurer proportionately. The Reinsurer shall, on the other hand, benefit proportionately from all reductions of losses by salvage, compromise or otherwise.

                                   ARTICLE XI

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company where the ultimate net loss includes any extra contractual obligations. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of the Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trail of any action against it's insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action. The Reinsurer's liability for extra contractual obligations shall not exceed their participation of the maximum limit of liability on the policy from which the extra contractual obligation arises.

The date on which any extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            21ST CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 5


However, this Article shall not apply where the loss has been incurred due to fraud or a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                  ARTICLE XII

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement.

                                  ARTICLE XIII

TERMINATION

Either party may terminate this Agreement with thirty days notice in the event that:

1. One party should at any time become insolvent, or suffer any impairment of capital, or file a petition in bankruptcy, or go into liquidation or rehabilitation, or have a receiver appointed, or be acquired or controlled by any other insurance company or organization or,

2. Any law or regulation of any Federal or any State or any Local Government of any jurisdiction in which the Company is doing business should render illegal the arrangements made herein, or

3. With the agreement of the other party.

In the event of termination, the Reinsurer shall refund to the Company the applicable unearned premium minus the ceding commission and shall continue to remain liable for all losses occurring prior to the date of termination. However, if this Contract shall terminate while a loss occurrence covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Reinsurer is responsible for its proportion of the entire loss.

                                  ARTICLE XIV

TAX

In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States or to the District of Columbia.

                                            QUOTA SHARE REINSURANCE AGREEMENT
                                            21ST CENTURY/NATIONAL UNION
                                            EFFECTIVE OCTOBER 1, 1994    PAGE 6


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



in _________________________ this _______________ day of ________________ 199 .


                         21ST CENTURY CASUALTY COMPANY

By: __________________________________ Title: _________________________________



and in _____________________ this _______________ day of ________________ 199 .

                                   EXHIBIT
                                      D

                                                                       EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT


                                    BETWEEN


                            20TH CENTURY INDUSTRIES


                                      AND


                       AMERICAN INTERNATIONAL GROUP, INC.




              ---------------------------------------------------

                         Dated: As of November   , 1994
              ---------------------------------------------------

                               TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----

                                   ARTICLE I

                              CERTAIN DEFINITIONS

 1.1    Business Day..................................................................      1
 1.2    Closing Date..................................................................      1
 1.3    Common Stock..................................................................      1
 1.4    Eligible Securities...........................................................      2
 1.5    Holder........................................................................      2
 1.6    Person........................................................................      2
 1.7    Registration Expenses.........................................................      2
 1.8    SEC...........................................................................      3
 1.9    Securities Act................................................................      3
 1.10   Series A Preferred Shares.....................................................      3
 1.11   Series A Warrants.............................................................      4


                                  ARTICLE II

                                 EFFECTIVENESS

 2.1    Effectiveness of Registration Rights..........................................      4


                                  ARTICLE III

                              DEMAND REGISTRATION

 3.1    Notice........................................................................      4
 3.2    Registration Expenses.........................................................      6


                                  ARTICLE IV

                            PIGGYBACK REGISTRATION

 4.1    Notice and Registration.......................................................      6
 4.2    Registration Expenses.........................................................      9

                                                                                          PAGE
                                                                                          ----
                                  ARTICLE V

                           REGISTRATION PROCEDURES

 5.1    Registration and Qualification................................................      9
 5.2    Underwriting..................................................................     13
 5.3    Blackout Periods..............................................................     14
 5.4    Withdrawals...................................................................     15


                                  ARTICLE VI

                    PREPARATION; REASONABLE INVESTIGATION

 6.1    Preparation; Reasonable Investigation.........................................     16


                                 ARTICLE VII

                       INDEMNIFICATION AND CONTRIBUTION

 7.1    Indemnification and Contribution..............................................     17


                                 ARTICLE VIII

                       TRANSFER OF REGISTRATION RIGHTS

 8.1    Transfer of Registration Rights...............................................     18


                                  ARTICLE IX

                            UNDERWRITTEN OFFERINGS

 9.1    Selection of Underwriters.....................................................     18


                                  ARTICLE X

                                   RULE 144

10.1    Rule 144......................................................................     19

                                                                                          PAGE
                                                                                          ----
                                  ARTICLE XI

                                MISCELLANEOUS

11.1    Captions......................................................................     19
11.2    Severability..................................................................     19
11.3    Governing Law.................................................................     20
11.4    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.............     20
11.5    Specific Performance..........................................................     20
11.6    Modification and Amendment....................................................     21
11.7    Counterparts..................................................................     21
11.8    Entire Agreement..............................................................     21
11.9    Notices.......................................................................     21
11.10   Successors to Company, Etc. ..................................................     21

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT is made as of the __ day of November, 1994 (this "Agreement"), among 20th Century Industries, a California corporation (the "Company"), and American International Group, Inc., a Delaware corporation (the "Investor").


                              W I T N E S S E T H:

     WHEREAS, the Company has agreed to issue and sell, and the Investor has agreed to purchase, pursuant to the Investment and Strategic Alliance Agreement, dated October 17, 1994 (the "Investment Agreement"), between the Company and Investor, certain unregistered Series A Preferred Shares and Series A Warrants of the Company.

     WHEREAS, in order to induce Investor to enter into the Investment Agreement, the Company desires to grant to Investor, as provided herein, certain registration rights with respect to the Series A Preferred Shares the shares of Common Stock issuable to the Investor upon conversion of the Series A Preferred Shares and the shares of Common Stock issuable to the Investor upon exercise of the Series A Warrants.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS.

     1.1. "Business Day" means any Day on which the New York Stock Exchange is open for trading.

     1.2. "Closing Date" means the date of this Agreement.

     1.3. "Common Stock" means the Common Stock, no par value, of the Company, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     1.4. "Eligible Securities" means Series A Preferred Shares, any shares of Common Stock issuable upon any conversion of Series A Preferred Shares and any shares of Common Stock issuable upon exercise of the Series A Warrants, in each case whether held by either the Investor or any direct or indirect transferee of the Investor.

     As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) all of such securities are permitted to be distributed concurrently pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without registration pursuant to Section 4(1) of the Securities Act. In the event the Company prepares a registration statement pursuant to Article 3 or 4 hereof which becomes effective and the Holder fails to dispose of Eligible Securities pursuant to said registration statement, the securities shall remain Eligible Securities but the Holder shall be responsible for assuming that portion of the Registration Expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by such Holder.

     1.5. "Holder" means the Investor and each of the Investor's respective successive successors and assigns who acquire Eligible Securities, directly or indirectly, from the Investor or from any successive successor or assign of the Investor.

     1.6. "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     1.7. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel(s) and accountants in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (d) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualifications and in connection with any blue sky and legal investment surveys;
(e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (f) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) underwriting discounts or commissions attributable to Eligible Securities, (y) transfer taxes applicable to Eligible Securities or (z) SEC filing fees with respect to shares of Common Stock to be sold by the Holder thereof.

     1.8. "SEC" means the Securities and Exchange Commission.

     1.9. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.10. "Series A Preferred Shares" means all shares of Series A Convertible Preferred Stock, stated value $1,000 per share, issued pursuant to the Investment Agreement (including shares issued with respect to payments of dividends in kind) and having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Determination attached to the Investment Agreement as Exhibit B, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, the Series A Preferred Shares pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     1.11. "Series A Warrants" means the 16,000,000 Series A Warrants, having the terms set forth in the Warrant Certificate attached to the Investment Agreement as Exhibit C, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, the Series A Warrants pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

                                   ARTICLE II

                                 EFFECTIVENESS.

     2.1. Effectiveness of Registration Rights. The registration rights pursuant to Articles 3 and 4 hereof shall become effective on the Closing Date and terminate when there cease to be Eligible Securities.

                                  ARTICLE III

                              DEMAND REGISTRATION.

     3.1. Notice. At any time or from time to time following the first anniversary of the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by them pursuant to Section 3.1(d) below, which notice shall specify the number and class of Eligible Securities intended to be registered and the intended method or methods of disposition of such Eligible Securities, the Company will use reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) the Company shall be obligated to register the Eligible Securities upon receipt of a registration request only if the Eligible Securities to be registered have a fair market value, at both the time of receipt of the request and the filing of the Registration Statement, of at least (i) $50 million, in any case where the Eligible Securities to be registered consist of Series A Preferred Shares or shares of Common Stock obtained or obtainable upon conversion of the Series A Preferred Shares or (ii) $25 million in any case where the Eligible Securities to be registered consist of shares of Common Stock obtained or obtainable upon exercise of the Series A Warrants;

          (b) if, following receipt of a registration request pursuant to this
     Article 3 but prior to the filing of a registration statement or the effective date of a registration statement filed in respect of such request, (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (a) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transactions involving the Company or (b) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would require disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or (c) the Company is unable to comply with SEC requirements, and (ii) the Company gives the Holders having made such request written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of this
     Article 3, be entitled to postpone for up to 90 days the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Article 3; provided, however, that the Company shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve months, it had effected a postponement pursuant to this clause (b) and, following such postponement, the Eligible Securities to be sold pursuant to the postponed registration were not sold (for any reason);

          (c) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until a period of one hundred and eighty (180) days shall have elapsed from the effective date of the most recent such previous registration; and

          (d) the intended method or methods of disposition shall not include a "shelf registration" whereby shares of Common Stock are sold from time to time in multiple transactions.

     3.2. Registration Expenses. With respect to the registrations requested pursuant to this Article 3, the Company shall pay all Registration Expenses.

                                   ARTICLE IV

                            PIGGYBACK REGISTRATION.

     4.1. Notice and Registration. If the Company proposes to register Eligible Securities or any other securities issued by it ("Other Securities") (whether proposed to be offered for sale by the Company or any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so, including the identities of any Holders exercising registration rights pursuant to Article 3 hereof. Such notice shall specify, at a minimum, the number and class of Eligible Securities or Other Securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such Eligible Securities or Other Securities, any proposed managing underwriter or underwriters of such Eligible Securities or Other Securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within 5 Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by such Holder (the "Selling Stockholder"), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register the Other Securities the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of such Holder immediately to request that such registration be effected as a registration under Article 3;

          (b) In the event that the Company proposes to register Eligible Securities or Other Securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by such Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the primary offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Company and such Selling Stockholders are so advised can be sold in such offering without such an effect (the "Primary Maximum Number"), as follows and in the following order of priority: (i) first, such number of Eligible Securities or Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clause (i) is less than the Primary Maximum Number, Eligible Securities of each Selling Stockholder, pro rata in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all the Selling Stockholders;

          (c) In the event that the Company proposes to register Eligible Securities or Other Securities for purposes of a secondary offering, upon the request or for the account of any holder thereof (each a "Requesting Stockholder"), and any managing underwriter shall advise the Requesting Stockholder or Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities or Other Securities sought to be registered by the Requesting

     Stockholders and of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit that such Requesting Stockholder or Stockholders and such Selling Stockholders will derive from such registration will be materially and adversely affected or that the secondary offering would otherwise be materially and adversely affected, the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Requesting Stockholders and the Selling Stockholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the "Secondary Maximum Number"), as follows and in the following order of priority: (i) first, the number of Eligible Securities sought to be registered by the Selling Stockholders and (ii) second, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Secondary Maximum Number, such number of Eligible Securities or Other Securities sought to be registered by such Requesting Stockholder or Stockholders;

          (d) In the event that the Company proposes to register Eligible Securities or Other Securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Stockholder or Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the combined offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Company, the Requesting Stockholders and the Selling Stockholders are so advised can be sold in such offering without such an effect (the "Combined Maximum Number"), as follows and in the following order of priority: (i) first, such number of Eligible Securities or Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clause (i) is less than Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each Selling Stockholder, pro rata, if necessary, in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all Selling Stockholders and (iii) third, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clauses (i) and (ii) is less than the Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each other such Person pro rata in proportion to the value of the Eligible Securities or Other Securities sought to be registered by all such parties;

          (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans; and

          (f) The Company shall not be required to register any Eligible Securities or Other Securities if the intended method or methods of distribution for the Eligible Securities is from time to time in multiple transactions.

No registration of Eligible Securities effected under this Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 3.

          4.2. Registration Expenses. The Company (as between the Company and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.

                                   ARTICLE V

                            REGISTRATION PROCEDURES.

          5.1. Registration and Qualification. If and whenever the Company is required to use reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles 3 and 4, the Company will as promptly as is practicable:

          (a) prepare, file and use reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered, provided that such reasonable efforts obligation shall not require the Company to yield to an SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of six (6) months after such Registration Statement becomes effective;

          (c) furnish to all Holders and to any underwriter (which term for purposes of this Agreement shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act and any placement agent or sales agent) of such Eligible Securities one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as any Holder or such underwriter may reasonably request;

          (d) use reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) promptly notify the selling Holders of Eligible Securities and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 5.1(h) or Section 5.2(b) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date, provided that such reasonable efforts obligation shall not require the Company to yield to a material SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

          (g) use its reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Eligible Securities, provided that such reasonable efforts obligation shall not require the Company to yield to a material accounting or other comment issued by such governmental agency or authority which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

          (h) whether or not an agreement of the type referred to in Section 5.2 hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (i) make such representations and warranties to the Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (ii) obtain opinions of inside and outside counsel to the Company in customary form and covering such matters, of the type customarily covered by such opinions, as the managing underwriters, if any, and as the Holders may reasonably request;
     (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the managing underwriters, if any, and as the Holders may reasonably request; (iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in
     Article 7 hereof;

          (i) comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

          (j) use its best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Eligible Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Eligible Securities accepted for quotation for trading on the NASDAQ National Market System (or a comparable interdealer quotation system then in effect).

The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

     5.2 Underwriting. (a) If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(h). The Holders on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities.

          (b) In the event that any registration pursuant to Article 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the Holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

          5.3 Blackout Periods. (a) At any time when a registration statement effected pursuant to Article 3 hereunder relating to Eligible Securities is effective, upon written notice from the Company to all Holders that either:

          (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company (a "Transaction Blackout"); or

          (ii) (A) the Company determines in good faith, based upon the advice of outside counsel to the Company, that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would require disclosure of material information and the Company's Board of Directors, in its reasonable judgment and in good faith, resolves that the Company has a bona fide business purpose for preserving such information confidential or
     (B) the Company determines, after taking into account the advice of outside counsel and/or independent accountants, that the Company is unable to comply with SEC requirements (an "Information Blackout"),

Such Holder or Holders shall suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:

          (X) (i) in the case of a Transaction Blackout, the earliest of (A) one month after the completion of such acquisition, corporate reorganization or other similar transaction, (B) promptly after abandonment of such acquisition, corporate reorganization or other similar transaction and (C) three months after the date of the Company's written notice of such Transaction Blackout, or

          (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material and (B) 90 days after the Company makes such good faith determination, and

          (Y) such time as the Company notifies such Holder or Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales by such Holder or Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

provided, that the Company may not impose a Transaction Blackout within 30 days after the initial effectiveness of any registration statement of equity securities prepared pursuant to a request hereunder.

          5.4. Withdrawals. Any Holder having notified or directed the Company to include any or all of his or its Eligible Securities in a registration statement pursuant to Article 3 or 4 hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Company at least two business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith; the Withdrawing Holder shall be responsible for assuming that portion of the Company's expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by Withdrawing Holder. No such withdrawal shall affect the obligations of the Company with respect to Eligible Securities not so withdrawn, provided, however, that in the case of a registration pursuant to Article 3 hereof, if such withdrawal shall reduce the total number of the Eligible Securities to be registered so that the requirements set forth in Section 3.1(a) are not satisfied, then the Company shall, prior to the filing of such registration statement or, if such registration statement (including any amendment thereto) has theretofore been filed, prior to the filing of any further amendment thereto, give each Holder of Eligible Securities so to be registered notice, referring to this Agreement, of such fact and, within ten business days following the giving of such notice, either the Company or the Holders of a majority of such Eligible Securities may, by written notice to each Holder of such Eligible Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn.

                                   ARTICLE VI

                     PREPARATION; REASONABLE INVESTIGATION.

     6.1. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give all Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                  ARTICLE VII

                       INDEMNIFICATION AND CONTRIBUTION.

     7.1 Indemnification and Contribution. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless all selling Holders, their directors and officers (if any), each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will periodically reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any selling holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such person and shall survive the transfer of such securities by such selling Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by such selling Holder or any underwriters in circumstances where such indemnity is held unenforceable.

     (b) All selling Holders, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Holder furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by any Holder. Holders also shall agree to provide provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstance where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.


                                  ARTICLE VIII

                        TRANSFER OF REGISTRATION RIGHTS.

     8.1. Transfer of Registration Rights. Any Holder may transfer the registration rights granted hereunder to any other Person only in connection with a Transfer permitted pursuant to Article VI of the Investment Agreement to such Person of Eligible Securities held by such Holder.


                                   ARTICLE IX

                            UNDERWRITTEN OFFERINGS.

     9.1. Selection of Underwriters. If any of the Eligible Securities covered by any registration statement filed pursuant to Article 3 hereof, or pursuant to
Article 4 hereof in connection with a secondary offering, are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall, in the case of any registration statement filed pursuant to Article 3 hereof, be designated after consultation with the Company by the Holder or Holders demanding registration, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company and, in the case of any registration statement pursuant to Article 4 hereof, by the Person originating the registration.

                                   ARTICLE X

                                   RULE 144.

     10.1. Rule 144. The Company covenants to and with each Holder of Eligible Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use its best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall use its best efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Securities without registration under the Securities act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE XI

                                 MISCELLANEOUS.

     11.1. Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     11.2. Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     11.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to conflicts of law principles.

     11.4. Consent to Jurisdiction; Service of Process; Waiver of Jury
Trial. (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal court located in Los Angeles, California over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, a final and nonappealable judgment in any such, action, or proceeding brought in such court shall be conclusive and binding upon the parties.

     (b) The parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the transactions contemplated herein.

     11.5. Specific Performance. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

     11.6. Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

     11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     11.8. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     11.9. Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five Business Days if sent by mail.

     11.10. Successors to Company, Etc. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                          20TH CENTURY INDUSTRIES

                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

                                 EXHIBIT
                                    E

                                                                  EXECUTION COPY

                                                                  EXHIBIT E






                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of October 17, 1994, among the undersigned stockholders (the "Stockholders") of 20th Century Industries, a California corporation (the "Company"), and American International Group, Inc., a Delaware corporation (the "Investor").

     WHEREAS, concurrently with the execution of this Agreement, the Company and the Investor have entered into an Investment and Strategic Alliance Agreement (as the same may be amended from time to time, the "Investment Agreement"), providing for the issuance and sale by the Company, and the purchase by the Investor, of (i) 200,000 shares of Series A Convertible Preferred Stock, par value $1,000 per share, and (ii) 16,000,000 Series A Warrants, each exercisable for one share of Common Stock, no par value (the "Common Stock"), of the Company;

     WHEREAS, in order to induce the Investor to enter into the Investment Agreement, the Stockholders wish to agree (i) to vote the Shares (as defined below) and any other such shares of capital stock of the Company owned by them so as to facilitate consummation of the transactions contemplated by the Investment Agreement, (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined below) and (iii) to deliver an irrevocable proxy to vote the Shares to the Investor.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Representations of Stockholders. Each of the Stockholders represents and warrants (each as to himself or itself) to the Investor that (a) such Stockholder lawfully owns the shares of Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of capital stock of the Company and there are no voting trusts or voting agreements with respect to such Shares, (b) such Stockholder does not own any shares of Common Stock other than such Shares and does not have any options (other than employee stock options), warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, and (c) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder in accordance with its terms.

     2. Agreement to Vote Shares. Each of the Stockholders agrees during the term of this Agreement to vote such Stockholder's Shares and any New Shares (as defined in Section 6 hereof), and to cause any holder of record of such Shares or New Shares to vote, (i) in favor of adoption and approval of the Proposals (as defined in the Investment Agreement) at any meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, (ii) against any action or agreement that would compete with, impede, interfere with or attempt to discourage the Proposals or inhibit the timely consummation of the Proposals, and (iii) against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. Each Stockholder agrees to deliver to the Investor upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable during the term of this Agreement to the extent permitted under California law.

     3. No Voting Trusts. During the term of this Agreement, each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any of such Stockholder's Shares in a voting trust or subject any of their Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with the Investor.

     4. No Proxy Solicitations. During the term of this Agreement, each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the Proposals or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Proposals or inhibit the timely consummation of the Proposals, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the Proposals, or
(c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing, competing with or impeding the consummation of the Proposals; provided, that the foregoing shall not restrict any director of the Company from taking any action as a director that such director reasonably believes after consultation with outside counsel is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

     5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares (other than the disposition in market transactions of New Shares acquired upon exercise of any employee stock options); provided, however, each Stockholder may sell, transfer, exchange, pledge or otherwise dispose of or encumber up to 2% of such Stockholder's Shares (it being understood that any such sales must comply with the requirements of the federal securities laws, as to which the Stockholders have been advised, and for which the Stockholders have full responsibility and liability, without any liability on behalf of the Company or the Investor).

     6. Additional Purchases. Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership of any shares of Company Common Stock after the execution of this Agreement ("New Shares"), nor will any Stockholder voluntarily acquire the right to vote or share in the voting of any shares of Company Common Stock other than the Shares, unless such Stockholder agrees to deliver to the Investor immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     7. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Investor:

          American International Group, Inc.
          70 Pine Street
          New York, New York 10270
          Attention: General Counsel
          Telecopy:  (212) 785-1584

     With a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Andrew S. Rowen
          Telecopy:  (212) 558-3588

     If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

     With a copy to:

          Gibson, Dunn & Crutcher
          333 South Grand Avenue
          46th Floor
          Los Angeles, CA 90071-3197
          Attention: Peter F. Ziegler
                     Jonathan K. Layne
          Telecopy:  (213) 229-7520

     10. Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California, without reference to its conflicts of law principles.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (c) This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) This Agreement shall terminate upon the earliest to occur of (i) the conclusion of the Company's meeting of stockholders held for the purpose of voting on the Proposals (or, if adjourned, the conclusion of any subsequent reconvened meeting held for such purpose), and (ii) the date on which the Investment Agreement is terminated in accordance with its terms.

     (e) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

     (f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (g) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Investment Agreement is executed and delivered by the Company and the Investor, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein. The obligations of each Stockholder who executes and delivers this Agreement shall be effective and binding regardless of the failure of other Stockholders to execute and deliver this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          AMERICAN INTERNATIONAL
                                            GROUP, INC.

                                          By:
                                             -------------------


                                          THE STOCKHOLDERS:

                                          ----------------------
                                          Louis W. Foster

                                          ----------------------
                                          John B. DeNault

                                          ----------------------
                                          Neil H. Ashley

                                          ----------------------
                                          James O. Curley

                                          ----------------------
                                          Rex J. Bates

                                          ----------------------
                                          Stanley M. Burke

                                          ----------------------
                                          John B. DeNault, III

                                          ----------------------
                                          R. Scott Foster, M.D.

                                          ----------------------
                                          Rachford Harris

                                          ----------------------
                                          Wayne F. Horning

                                          ----------------------
                                          Arthur H. Voss

                                          ----------------------
                                          Paul S. Castellani

                                          ----------------------
                                          William L. Mellick

                                          ----------------------
                                          John R. Bollington

                                          ----------------------
                                          Richard A. Andre

                                          ----------------------
                                          Margaret Chang

                                          ----------------------
                                          Teresa K. Colpo

                                          ----------------------
                                          William G. Crain

                                          ----------------------
                                          William M. Dailey, Jr.

                                          ----------------------
                                          Richard A. Dinon

                                          ----------------------
                                          Paul F. Farber

                                          ----------------------
                                          Richard L. Hill

                                          -----------------
                                          Charles I. Petit

                                          -----------------
                                          Dean E. Stark

                                          -----------------
                                          Rickard F. Schutt

                                                                     (EXHIBIT A)

                            20TH CENTURY INDUSTRIES
                  LIST OF STOCKHOLDERS, DIRECTORS AND OFFICERS

        NAME                                                                 # SHARES
        ----                                                                 --------
        LOUIS W. FOSTER                                                      4,725,696

        JOHN B. DENAULT                                                      4,362,000

        NEIL H. ASHLEY                                                          78,747

        JAMES O. CURLEY                                                         34,540

        REX J. BATES                                                           360,000

        STANLEY M. BURKE                                                        16,000

        JOHN B. DENAULT, III                                                 1,570,700

        R. SCOTT FOSTER, M.D.                                                  318,996

        RACHFORD HARRIS                                                        972,313

        WAYNE F. HORNING                                                       555,418

        ARTHUR H. VOSS                                                         441,000

        PAUL S. CASTELLANI                                                      32,202

        WILLIAM L. MELLICK                                                      39,800

        JOHN R. BOLLINGTON                                                      48,685

        RICHARD A. ANDRE                                                        11,493

        MARGARET CHANG                                                          57,635

        TERESA K. COLPO                                                          3,725

        WILLIAM G. CRAIN                                                        29,767

        WILLIAM M. DAILEY, JR.                                                  13,960

        RICHARD A. DINON                                                        14,280

        PAUL F. FARBER                                                           6,560

        NAME                                                                  # SHARES
        ----                                                                  --------
        RICHARD L. HILL                                                          4,792

        CHARLES I. PETIT                                                         5,575

        DEAN E. STARK                                                            3,938

        RICKARD F. SCHUTT                                                        4,167
                                                                            ----------
        TOTAL (as of Oct. 1, 1994)                                          13,711,939

                                                                     (EXHIBIT B)

                                 FORM OF PROXY

     The undersigned, for consideration received, hereby appoints Robert Sandler, Howard Smith and Richard D'Alessandri, and each of them, my proxies, with power of substitution and resubstitution, to vote all shares of Common Stock, no par value (the "Common Stock"), of 20th Century Industries, a California corporation (the "Company"), owned by the undersigned at the Annual or special meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon proposals to approve and adopt the Proposals (as defined in the Investment and Strategic Alliance Agreement, dated as of October 17, 1994, between the Company and American International Group, Inc., a Delaware corporation ("Investor")), and consummation by the Company of all of the transactions contemplated thereby, including the issuance and sale by the Company of certain securities (the "Proposals"), FOR such Proposals and AGAINST any action or agreement that would compete with, impede, interfere with or attempt to discourage the Proposals or inhibit the timely consummation of the Proposals and any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned, is irrevocable and shall terminate at such time as the Voting Agreement, dated as of October 17, 1994, among the Investor and certain stockholders of the Company, including the undersigned, a copy of such Agreement being attached hereto and incorporated herein by reference, terminates in accordance with its terms.


                                          Dated__________________________ , 1994



                                          --------------------------------------
                                                (Signature of Stockholder)


                                          --------------------------------------
                                                (Signature of Stockholder)

                                     EXHIBIT
                                        F

                                                                       EXHIBIT F

                             TRANSFER RESTRICTIONS

                         (DEFINITIONS IN PARAGRAPH 13)

1. Until the earliest to occur of (a) the end of the thirty-eighth (38th) month following the closing of the Investor's purchase of the Series A Preferred Stock, (b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Operating Loss Carryover has been reduced to zero, or (c) the effective date of the repeal of Section 382 without a successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the Company's Stock, any Transfer of Stock or an Option shall be deemed a "Prohibited Transfer" if (x) such Transfer would increase the Percentage of the Stock Owned by any Person or Public Group that (or whose Stock is or by virtue of such Transfer would be attributed to any Person or Public Group that), either after giving effect to the attribution rules (including the option attribution rules) of Section 382 or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, or has at any time since the date three years prior to the Closing Date Owned, more than 4.75% of the outstanding Stock (the "Limit"), or would otherwise be treated as a 5% Shareholder or (y) the Transfer would cause an "ownership change" within the meaning of Section 382. With respect to the Series A Preferred Stock and the Common Stock, the Limit shall be equal to 4.75% of each class. The Stock or Option sought to be transferred in the Prohibited Transfer shall be deemed "Excess Stock." In the event the Purported Transferee Owns Stock both actually or constructively, the transfer restrictions will provide an ordering mechanism for determining which shares are deemed Excess Stock, which generally will select Stock actually Owned first, subject to Board of Director discretion to select another method for determining the Excess Stock in that situation.

2. A Prohibited Transfer shall be void ab initio as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Stock for any purpose and shall not be entitled to any rights as a stockholder of the Company arising from the ownership of Excess Stock, including, but not limited to, the right to vote such Excess Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Stock in respect of their exercise. Any Excess Stock shall automatically be transferred to Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer, and shall be subject to the provisions of paragraphs 3 and 4 hereof; provided, however, that if the transfer to the Trust is deemed ineffective for any reason, such Excess Stock shall nevertheless be surrendered to the Trustee, and the Trustee shall have rights consistent with those of the Trustee as described in paragraphs 3 and 4. This paragraph 2 shall not apply to a Prohibited Transfer described in paragraph 8.

3. A holder of Excess Stock shall immediately surrender the Certificates therefor to the Trustee of the trust. In addition, the Purported Transferee shall surrender to the Trustee any dividends and other distributions received with respect to the Excess Stock ("Prohibited Distributions"). The Trustee shall have all the rights of the owner of the Excess Stock, including the right to vote, receive dividends, and receive proceeds from liquidation. The Purported Transferee and the Company will have the obligation to notify the Trustee of a Prohibited Transfer.

4. Upon receipt of the Excess Stock, the Trustee shall take such actions as it deems necessary to dispose of the Excess Stock in an arm's-length transaction that would not constitute a Prohibited Transfer. Upon the disposition of such Excess Stock, the Trustee shall remit to the Purported Transferee an amount of the proceeds of such sale not to exceed the Purported Transferee's cost incurred to acquire such Excess Stock, or, if such Excess Stock was acquired for less than fair market value, the fair market value of the Excess Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the Company, the Trustee and the Transfer Agent in enforcing the provisions. In the event the Purported Transferee has disposed of the Excess Stock otherwise than in accordance with this paragraph, such Purported Transferee shall be deemed to have disposed of such Excess Stock as an agent for the Trustee, and shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Stock, subject to retention of an amount of such sale proceeds not to exceed the amount that such Purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Stock at any time during the period beginning on the date the Purported Transferee acquired such Excess Stock and the date of such disposition by the Purported Transferee, assuming for this purpose that the Trustee would have sold the Excess Stock for an amount equal to the lowest-quoted trading price of such Excess Stock during such period. The Trustee shall transfer any proceeds (after deducting an amount equal to the expenses incurred by the Company or the Trustee in enforcing these restrictions) to the Charitable Beneficiary. Neither the Trustee, the Company nor any other party shall claim an income tax deduction with respect to such contribution and neither the Trustee nor the Company shall benefit in any way from the enforcement of these transfer restrictions, except insofar as these restrictions protect the Company's Income Tax Net Operating Loss Carryover. Neither the Transfer Agent nor the Company shall have any liability to a Purported Transferee or Purported Transferor for any loss arising from or related to a Prohibited Transfer.

5. The transfer restrictions will not apply to: (a) the sale to the Investor of the Series A Preferred Stock, (b) the sale to the Investor of the Series A Warrants, (c) the conversion by the Investor of Series A Preferred Stock,
    (d) the sale by the Investor of shares of Series A Preferred Stock or shares of Common Stock obtained upon conversion thereof if the sale would not be a Prohibited Transfer but for the Investor's ownership of Stock, in either case in compliance with the Investment Agreement, (e) any Transfer effected by the Investor permitted by Section 6.1(b) of the Investment Agreement, (f) any sale effected by the Investor of any securities of the Company acquired after the Closing Date under the Investment Agreement, and (g) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains prior written approval of the Board of Directors of the Company, which approval shall be granted in its sole and absolute discretion after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed by the Board of Directors of the Company to be reasonably possible.

6. The Transfer Agent shall not register any Transfer of Stock on the Company's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Stock on the Company's stock transfer records, to request any transferee of the Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the Company, stating the number of shares of each class of Stock Owned by the transferee (and by Persons who would Own the transferee's Stock) before the proposed Transfer and that would, if effect were given to the Transfer, be Owned by the transferee (and by Persons who would Own the prospective transferee's Stock) after the proposed Transfer. If either (a) the Transfer Agent does not receive such affidavit, or (b) such affidavit evidences that the Transfer was a Prohibited Transfer, the Transfer Agent shall notify the Company and shall not enter the Prohibited Transfer into the Company's stock transfer records, and the Transfer Agent, the Trustee and the Company shall take such steps as provide in these restrictions in order to dispose of the Excess Stock purportedly Owned by such Purported Transferee. In addition, the Company, shall take such other steps as the Board of Directors of the Company determines to be helpful in ensuring compliance with the transfer restrictions. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the Company's stock transfer records, such Transfer shall be nonetheless void and, in accordance with the foregoing restrictions, such Transfer shall have no force and effect and the Company's stock transfer records shall be revised to so provide.

7. If a Purported Transferee fails to surrender Excess Stock or Prohibited Distributions, or proceeds from the sale of Excess Stock, to the Trustee as required, then, as soon as practicable after demand therefor is made by the Company, the Trustee or the Transfer Agent, the Company will initiate legal proceedings to compel such actions and for compensatory damages on account of any failure to take such actions.

8. Except as otherwise provided in Section 5 hereof, special provisions will apply to a Transfer if the effect is to reduce the Ownership by a 5% Shareholder and increase the ownership of a Public Group in order to ensure that the Excess Stock will not be treated as having been sold and will continue to be owned by the Purported Transferor.

9. Any person who knowingly violates the restrictions shall be liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Company's ability to utilize its Income Tax Net Operating Loss Carryover, and attorneys' and accountants' fees incurred in connection with such violation.

10. All certificates or other instruments evidencing Ownership of Stock shall bear a conspicuous legend describing the restrictions.

11. The Company will take such further actions that it deems necessary or appropriate in order to ensure that the transfer restrictions will be enforced.

12. If any part of the restrictions is judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Company to utilize to the greatest extent possible the Income Tax Net Operating Loss Carryover.

13. Definitions:

    "Charitable Beneficiary" shall mean an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be amended from time to time hereafter.

    "5% Shareholder" shall mean any Person who is a "5-percent shareholder" of the Company within the meaning of Section 382.

    "Income Tax Net Operating Loss Carryover" shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit and foreign tax credit carryovers to which the Company is entitled under the Code and Regulations, at any time during which the restrictions are in force.

    "Option" shall mean any interest that could give rise to the ownership of Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other interest that would be treated, under Paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the same manner as an option, whether or not any of such interests is subject to contingencies.

    "Own," and all derivations of the word "Own" shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382. In determining whether a Person Owns an amount of Stock in excess of the Limit, Options Owned by such Person (or other Persons whose Ownership of Stock is or would be attributable under Section 382 to such Person) shall be treated as exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock that would be acquired if such options Owned by other Persons were exercised shall be treated as not outstanding), in case without regard to whether such treatment would result in an ownership change within the meaning of Section 382.

    "Percentage" or "%" shall mean percentage by value.

    "Person" shall mean any individual (other than a Public Group treated as an individual under Section 382) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

    "Public Group" shall have the meaning assigned to such term in the applicable Regulations under Section 382. Any Transfer or attempted Transfer of Stock to an individual or entity whose Stock is included in determining the Percentage of Stock Owned by a Public Group for purposes of Section 382 shall be treated as a Transfer or attempted Transfer to such Public Group.

    "Purported Transferee" shall mean a person who acquires Excess Stock in a Prohibited Transfer or any subsequent transferee of such Excess Stock.

    "Purported Transferor" shall mean a person who Transfers Excess Stock in a Prohibited Transfer.

    "Regulations" shall mean Treasury Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of proposed or temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

    "Section 382" shall mean Section 382 of the Code and the Regulations promulgated thereunder.

    "Stock" shall mean the Common Stock, the Series A Preferred Stock, and any interest in the Company that would be treated as stock under Section 382, without regard to clauses (ii)(B) and (iii)(B) of paragraph (f)(18) of Temporary Treasury Regulation Section 1.382-2T (but only if, in determining the Ownership by any Person of Stock, the uniform treatment of such interest as Stock or as not Stock, as the case may be, would increase such Person's Percentage Ownership of Stock), and shall also include any Stock the ownership of which may be acquired by the exercise of an Option.

    "Transfer" shall mean any direct or indirect disposition, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights arising from Ownership of Stock, shall be treated as a Transfer. A Transfer shall also include the creation, grant, exercise, conversion, Transfer or other disposition of or with respect to an Option.

    "Transfer Agent" means the Person responsible for maintaining the books and records in which are recorded the ownership and transfer of shares of Stock or any Person engaged by the Company for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

    "Trustee" means the trustee of the Trust appointed by the Company, provided that the Trustee shall be a Person unaffiliated with the Company, any 5% Shareholder, and any Person purchasing or disposing of Stock in a Prohibited Transfer.

                                                               EXHIBIT 9.1(l)(i)

                   OPINION OF GENERAL COUNSEL TO THE COMPANY

                          [LETTERHEAD OF 20TH CENTURY]

     1. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own its respective properties and to carry on its respective businesses as presently conducted. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and are owned by the Company free and clear of any lien, charge or encumbrance except as provided by the Credit Agreement or as described in the Investment Agreement.

     2. Each of the Subsidiaries is duly licensed as an insurance company in the State of California and has filed all notices, reports, documents or other information, has obtained all authorizations, approval, orders, consents, licenses, certificates, permits, registrations or qualifications, and has performed all such other actions, required to conduct an insurance business in the State of California, except for failures as would not adversely affect the business, operations or financial condition of such Subsidiaries or affect the validity or enforceability of the Investment Agreement, the Certificate of Determination, the Series A Warrant Certificate, the Registration Rights Agreement or the Quota Share Agreement ("the Related Agreements") or the transactions contemplated thereby.

     3. Except as set forth on Schedule 2.1(P) to the Investment Agreement, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or any of the Subsidiaries is a party which, individually or in the aggregate, would have a Material Adverse Effect.

     4. Each of the Subsidiaries has all requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Quota Share Agreements to which it is a party. The Quota Share Agreements have been duly authorized by all necessary corporate action and have been duly and validly executed and delivered by the Subsidiaries on the date hereof. The execution, delivery and performance of the Investment Agreement and Related Agreements (as applicable) and the consummation of the transactions contemplated thereby by the Company or its Subsidiaries will not (i) result in a breach or violation of any statute, rule or regulation binding on the Subsidiaries, including, but not limited to, regulations and statutes applying to insurance companies or (ii) result in a breach or violation of the terms, conditions or provisions of any writ or injunction of any court or Governmental Entity applicable to the Subsidiaries. Each of the Quota Share Agreements constitutes the valid and legally binding obligation of the Subsidiaries, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers and by general principles of equity, whether considered in a proceeding in law or equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter).

                                                              EXHIBIT 9.1(l)(ii)

                   OPINIONS OF SPECIAL COUNSEL TO THE COMPANY

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own its properties and to carry on its businesses as presently conducted. The holders of the outstanding shares of Common Stock, no par value per share (the "Common Stock"), of the Company have duly authorized (i) an amendment to the Company's Articles of Incorporation increasing its authorized shares of Common Stock and adopting certain transfer restrictions and (ii) the Company's and its Subsidiaries' (as applicable) entering into the Investment Agreement, the Series A Warrant Certificate and the Registration Rights Agreement (the "Related Agreements") and the Certificate of Determination, and said amendment has been filed with the Secretary of State of the State of California.

     2. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. All Series A Preferred Shares issuable pursuant to the Investment Agreement (initially, upon payment of dividends in kind and upon further adverse development with respect to the Northridge Earthquake) are duly authorized, and when issued pursuant to the Investment Agreement and Certificate of Determination, will be validly issued, fully paid and non-assessable. The Series A Warrants are duly authorized and, when issued, will be validly issued and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers and by general principles of equity, whether considered in a proceeding in law or equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter). The Company has duly authorized and reserved sufficient shares of Common Stock for issuance upon conversion of all Series A Preferred Shares, upon full exercise of the Stock Option Agreement and upon full exercise of the Series A Warrants and, if and when delivered, such shares of

Common Stock will be validly issued, fully paid and non-assessable.

     3. Holders of the outstanding shares of Common Stock are not entitled to any preemptive or other rights to subscribe for any Series A Preferred Shares or Series A Warrants or for the shares of Common Stock obtainable thereunder by operation of law or pursuant to the Company's Articles of Incorporation or By-Laws.

     4. The Company has all requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Investment Agreement and the Related Agreements (other than the Series A Warrants) to which it is a party. The Investment Agreement and Related Agreements have been duly authorized by all necessary corporate action and have been duly and validly executed and delivered by the Company on the date hereof. The execution, delivery and performance of the Investment Agreement and Related Agreements and the consummation of the transactions contemplated thereby by the Company will not
(i) conflict with, or result in a breach of, the Company's or its Subsidiaries' Articles of Incorporation or By-laws, (ii) result in a breach or violation of any statute, rule or regulation binding on the Company or (iii) result in a breach or violation of the terms, conditions or provisions of any writ or injunction of any court or Governmental Entity applicable to the Company. Each of the Investment Agreement and Related Agreements to which the Company is a party (other than the Series A Warrants) constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers and by general principles of equity, whether considered in a proceeding in law or equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter), and (b) such counsel expresses no opinion as to the legality, binding effect or enforceability of any provisions of the Investment

Agreement or the Registration Rights Agreement regarding rights of indemnification or contribution that may be limited by federal or state securities laws or considerations of public policy.

     5. Each of the Company and the Subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed with any Governmental Entity in connection with, and has obtained all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications ("Approvals") necessary to be obtained from any Governmental Entity in connection with, the execution, delivery and performance of the Investment Agreement and the Related Agreements and the consummation of the transactions contemplated thereby, including, without limitation, such Notices and Approvals required to be filed with, or obtained from, the California Insurance Department.

     6. The Proxy Statement complies in form in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder (except as to the financial statements and other financial data, or as to material relating to, or supplied by, AIG or any of its Subsidiaries, included therein, as to which we express no opinion).

     7. To the best of such counsel's knowledge, no action, suit, investigation or other proceeding ("Action") to which the Company or either of the Subsidiaries is or is threatened to be made a party relating to the Investment Agreement, the Related Agreements or the transactions contemplated thereby has been instituted or threatened before any Governmental Entity which Action presents a substantial risk of restraining or prohibiting the consummation of such transactions or obtaining material damages or other material relief in connection therewith.

     8. Assuming the correctness of the representations of the Investor and the Company contained in Sections 2.1(z) and 3.1(e) of the Investment Agreement, the sale of the Series A Preferred Shares and the Series A Warrants to AIG on the Closing Date are exempt from registration under the Securities Act.

     9. In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Company, the Company's investment bankers and your counsel at which the contents of the Proxy Statement and related matters were discussed. Such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Proxy Statement, and such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of such statements; however, based upon such counsel's participation in the aforesaid conferences, such counsel has no reason to believe that the Proxy Statement (except as to the financial statements and other financial data, or as to material relating to, and supplied by, AIG or any of its subsidiaries, included therein, as to which such counsel expresses no opinion), as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Proxy Statement, as of the time of the approval of stockholders of the Company required in connection with the Transactions, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                EXHIBIT 10(k)(i)

               OPINIONS OF ACTING GENERAL COUNSEL TO THE INVESTOR

     1. American Home Assurance Company and New Hampshire Insurance Company (the "Subsidiaries") are corporations duly organized, validly existing and in good standing under the laws of the states of _________________________.

     2. Each of the Subsidiaries has all requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Quota Share Agreements to which it is a party. The Quota Share Agreements have been duly authorized by all necessary corporate action and have been duly and validly executed and delivered by the Subsidiaries. The execution, delivery and performance of the Investment Agreement and Related Agreements and the consummation of the transactions contemplated thereby by AIG or its Subsidiaries will not (i) result in a breach or violation of any statute, rule or regulation binding on AIG or the Subsidiaries, including, but not limited to, regulations and statutes applying to insurance companies, or (ii) result in a breach or violation of the terms, conditions or provisions of any contract to which AIG or any of the Subsidiaries is a party or any writ or injunction of any court of Governmental Agency applicable to AIG or the Subsidiaries. Each of the Quota Share Agreements constitutes the valid and legally binding obligation of the Subsidiaries, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers and by general principles of equity, whether considered in a proceeding in law or equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter), and (b) such counsel expresses no opinion as to the legality, binding effect or enforceability of any provisions of the Investment Agreement or the Registration Rights Agreement regarding rights of indemnification or contribution that may be limited by federal or state securities laws or considerations of public policy.

     3. Each of AIG and the Subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed with any Governmental Entity in connection with, and has obtained all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications ("Approvals") necessary to be obtained from any Governmental Entity in connection with the execution, delivery and performance of the Investment Agreement and the Related Agreements and the consummation of the transactions contemplated thereby.

                                                               EXHIBIT 10(k)(ii)

                  OPINIONS OF SPECIAL COUNSEL TO THE INVESTOR

     1. AIG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. AIG has all requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Investment Agreement and the Related Agreements to which it is a party. The Investment Agreement and Related Agreements have been duly authorized by all necessary corporate action and have been duly and validly executed and delivered by AIG. The execution, delivery and performance of the Investment Agreement and Related Agreements and the consummation of the transactions contemplated thereby by AIG will not conflict with, or result in a breach of, AIG's or American Home Assurance Company's or New Hampshire Insurance Company's (the "Subsidiaries") Certificates of Incorporation or By-Laws. Each of the Investment Agreement and the Related Agreements to which AIG is a party constitutes the valid and legally binding obligation of AIG enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application now or hereafter in effect relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers and by general principles of equity, whether considered in a proceeding in law or equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter), and (b) such counsel expresses no opinion as to the legality, binding effect or enforceability of any provisions of the Investment Agreement or the Registration Rights Agreement regarding rights of indemnification or contribution that may be limited by federal or state securities laws or considerations of public policy.

     3. To the best of such counsel's knowledge, no action, suit, investigation or other proceeding ("Action") to which AIG or either of the Subsidiaries is or is threatened to be made a party relating to the Investment Agreement, the Related Agreements or the transactions contemplated thereby has been instituted or threatened before any Governmental Entity which Action presents a substantial risk of restraining or prohibiting AIG's or such Subsidiaries' consummation of such transactions.

         before any Governmental Entity which Action presents a substantial risk of restraining or prohibiting AIG's or such Subsidiaries' consummation of such transactions.



                                     F-18